UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Juniper Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JUNIPER NETWORKS, INC.
1194 North Mathilda Avenue
Sunnyvale, California 94089
www.juniper.net
(408) 745-2000

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Pacific Time, on Thursday, May 28, 2009

Place	Juniper Networks, Inc. 1220 North Mathilda Avenue Building 3, Pacific Conference Room Sunnyvale, CA 94089

Items of Business	(1) To elect three Class I directors;

(2) To (a) approve an amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) that increases the types of performance metrics we may use in structuring equity compensation to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m); and (b) approve the material terms of the 2006 Plan for purposes of complying with Internal Revenue Code Section 162(m);

(3) To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2009; and

(4) To consider such other business as may properly come before the meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Juniper Networks stockholder as of the close of business on March 30, 2009.

This notice of annual meeting and proxy statement and form of proxy are being provided to our stockholders on or about April 10, 2009.

Meeting Admission	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 30, 2009. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 30, 2009, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

The annual meeting will begin promptly at 9:00 a.m., Pacific Time. Check-in will begin at 8:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and vote your shares as soon as possible. If you received notice of how to access the proxy materials over the Internet, a proxy card and voting instruction card were not sent to you, but you may vote by telephone or over the Internet. If you received a proxy card and other proxy materials by mail, you may submit your proxy card or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy card or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card or voting instruction card or that are provided by email or over the Internet.

By Order of the Board of Directors,

Mitchell L. Gaynor
Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to
be Held on May 28, 2009

The proxy statement, form of proxy and our 2008 Annual Report on Form 10-K are available at
www.proxyvote.com

2009 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
Why am I receiving these materials?	1
What is included in these materials?	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	1
How can I get electronic access to the proxy materials?	1
What information is contained in this proxy statement?	1
How may I obtain Juniper Networks’ 10-K?	1
How may I obtain a separate set of voting materials?	2
What items of business will be voted on at the annual meeting?	2
How does the Board recommend that I vote?	2
What shares can I vote?	2
What is the difference between holding shares as a shareowner of record and as a beneficial owner?	3
How can I attend the annual meeting?	3
How can I vote my shares in person at the annual meeting?	3
How can I vote my shares without attending the annual meeting?	3
Can I change my vote or otherwise revoke my proxy?	4
How many shares must be present or represented to conduct business at the annual meeting?	4
Will my shares be voted if I do not vote as described in the Notice?	4
How are votes counted?	4
What is the voting requirement to approve each of the proposals?	5
Is cumulative voting permitted for the election of directors?	5
What happens if additional matters are presented at the annual meeting?	5
Who will bear the cost of soliciting votes for the annual meeting?	5
Where can I find the voting results of the annual meeting?	5
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors?	6
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	8
Board Independence	8
Board Structure and Committee Composition	9
Identification and Evaluation of Nominees for Directors	10
Stockholder Communications with the Board	11
Policy on Director Attendance at Annual Meetings	11
DIRECTOR COMPENSATION	12
Non-Employee Director Compensation Table For Fiscal 2008	13
PROPOSALS TO BE VOTED ON	15
PROPOSAL NO. 1 Election of Directors	15
PROPOSAL NO. 2 Approval of Amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan	18
PROPOSAL NO. 3 Ratification of Independent Registered Public Accounting Firm	27

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Juniper Networks, Inc., a Delaware corporation (“Juniper Networks” or the “Company”), has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at Juniper Networks’ annual meeting of stockholders, which will take place on May 28, 2009. As a Juniper Networks stockholder as of March 30, 2009, the record date, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What is included in these materials?

These materials include:

• Our proxy statement for the annual meeting; and

• Our 2008 Annual Report on Form 10-K, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction card for the Annual Meeting.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com) or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to:

• View our proxy materials for the annual meeting on the Internet; and

• Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and executive officers, and certain other required information.

Q:	How may I obtain Juniper Networks’ 2008 Annual Report on Form 10-K?

A:	Stockholders may request a free copy of the 2008 Annual Report on Form 10-K from our principal executive offices at:

Juniper Networks, Inc.
Attn: Investor Relations
1194 North Mathilda Avenue
Sunnyvale, CA 94089
(408) 745-2000

A copy of our 2008 Annual Report on Form 10-K is also available with our other proxy materials at www.proxyvote.com. In addition, you can access a copy on the website of the Securities and Exchange Commission. You can reach this website by going to the Investor Relations Center on our Website, and clicking on the drop-down menu labeled “SEC Filings”. The website of the Investor Relations Center is:

http://www.juniper.net/company/investor_relations/

We will also furnish any exhibit to the 2008 Annual Report on Form 10-K if specifically requested in writing.

Q:	How may I obtain a separate set of voting materials?

A:	If you share an address with another stockholder, you may receive only one Notice (or other stockholder communications, including our 2008 Annual Report on Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate Notice now or in the future, you may write or call us to request a separate copy from:

Juniper Networks, Inc.
Attn: Investor Relations
1194 North Mathilda Avenue
Sunnyvale, CA 94089
(408) 745-2000
http://www.juniper.net/company/investor_relations/

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

• The election of three Class I directors;

• To (a) approve an amendment to the 2006 Plan that increases the types of metrics our Compensation Committee may use in structuring equity compensation to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m); and (b) approve the material terms of the 2006 Plan for purposes of complying with Internal Revenue Code Section 162(m); and

• The ratification of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2009.

We will also consider other business that properly comes before the annual meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the approval of the amendment to the 2006 Plan and approval of the material terms of the 2006 Plan for purposes of complying with Internal Revenue Code Section 162(m), and “FOR” the ratification of Ernst & Young LLP, an independent registered public accounting firm as auditors for the fiscal year ending December 31, 2009.

Q:	What shares can I vote?

A:	Each share of Juniper Networks common stock issued and outstanding as of the close of business on March 30, 2009, (the “Record Date”), is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. More information on how to vote these shares is contained in this proxy statement. On the Record Date we had approximately 522,550,438 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Juniper Networks stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially, which may affect how you can vote your shares.

Stockholder of Record

If your shares are registered directly in your name with Juniper Networks’ transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by Juniper Networks. As the stockholder of record, you have the right to grant your voting proxy directly to Juniper Networks as described in the Notice and this proxy statement or to vote in person at the annual meeting.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by such broker or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 30, 2009, or you hold a valid proxy for the annual meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 30, 2009, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

The annual meeting will begin promptly at 9:00 a.m., Pacific Time. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, you may also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions in the Notice or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet — Stockholders of record of Juniper Networks common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards or by following the voting instructions provided by email or over the Internet. Most Juniper Networks stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instruction cards provided by their brokers, trustee or nominees. If you hold your shares in street name, please check the voting instruction card provided by your broker, trustee or nominee for Internet voting availability.

By Telephone — Stockholders of record of Juniper Networks common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards or by following the voting instructions provided by email or over the Internet. Most Juniper Networks stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified in the voting instruction cards provided by their brokers, trustee or nominees. If you hold your shares in street name, please check the voting instruction card provided by your broker, trustee or nominee for telephone voting availability.

By Mail — Stockholders of record of Juniper Networks common stock who receive proxy materials by mail may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Juniper Networks stockholders who hold shares beneficially in street name and who receive voting materials by mail from their brokers, trustees or nominees may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:	Can I change my vote or otherwise revoke my proxy?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy by telephone, over the Internet or by submitting a properly signed proxy card bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Juniper Networks Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Juniper Networks common stock entitled to vote must be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	Will my shares be voted if I do not vote as described in the Notice?

A:	If your shares are held in street name, your broker may, under certain circumstances, vote your shares. Brokerage firms have authority to vote client’s unvoted shares on some “routine” matters. If you do not give voting instructions to your broker, your broker may either (1) vote your shares on “routine” matters or (2) leave your shares unvoted. The proposals related to the election of Class I directors and the ratification of Ernst & Young as auditors for the fiscal year ending December 31, 2009 are considered “routine” matters. In addition, the terms of the agreement with your broker may grant your broker discretionary authority to vote your shares.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card or vote by telephone or over the Internet without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Juniper Networks’ nominees to the Board, “FOR” approval of the proposed amendment to the 2006 Plan and approval of the material terms of the 2006 Plan for purposes of complying with Internal Revenue Code Section 162(m), and “FOR” ratification of the independent registered public accounting firm) and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the three nominees receiving the highest number of “FOR” votes at the annual meeting will be elected. The proposals for the approval of the proposed amendment to the 2006 Plan and approval of the material terms of the 2006 Plan for purposes of complying with Internal Revenue Code Section 162(m) and for the ratification of the independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner, such as the proposal related to the 2006 Plan, and instructions are not given. In tabulating the voting result for the proposal related to the approval of the proposed amendment to the 2006 Plan and approval of the material terms of the 2006 Plan for purposes of complying with Internal Revenue Code Section 162(m), shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of such matter, assuming that a quorum is obtained. Abstentions have the same effect as votes against any matter being voted on at the annual meeting.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. Each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Robyn Denholm and Mitchell Gaynor, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Juniper Networks is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these materials and soliciting votes. If you access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Laurel Hill Advisory Group to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Laurel Hill Advisory Group a fee of $6,000 plus customary costs and expenses for these services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2009.

Q:	What is the deadline to propose actions for consideration or to nominate individuals to serve as directors?

A:	Although the deadline for submitting proposals or director nominations for consideration at the 2009 annual meeting has passed, you may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in Juniper Networks’ proxy statement for the 2010 annual meeting, the written proposal must be received by the Corporate Secretary of Juniper Networks at our principal executive offices no later than December 18, 2009. If the date of the 2010 annual meeting is moved more than 30 days before or after the anniversary date of the 2009 annual meeting, the deadline for inclusion of proposals in Juniper Networks’ proxy statement for the 2010 annual meeting is instead a reasonable time before Juniper Networks begins to print and mail its proxy materials for the 2010 annual meeting. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Juniper Networks, Inc.
Attn: Corporate Secretary
1194 North Mathilda Avenue
Sunnyvale, CA 94089
Fax: (408) 745-2100

For a stockholder proposal that is not intended to be included in Juniper Networks’ proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Juniper Networks common stock to approve that proposal, provide the information required by the bylaws of Juniper Networks and give timely notice to the Corporate Secretary of Juniper Networks in accordance with our bylaws, which, in general, require that the proper notice be received by the Corporate Secretary of Juniper Networks not more than 75 days and not less than 45 days prior to the one year anniversary of the date Juniper Networks first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the previous year’s annual meeting of stockholders. For the 2010 annual meeting, the notice must be received no earlier than February 1, 2010 and no later than March 3, 2010. However, if the date of the 2010 annual meeting is advanced more than 30 days before or more than 60 days after the anniversary date of this year’s annual meeting, then for notice to be timely, the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2010 annual meeting and not later than the close of business on the later of the 90th day prior to the 2010 annual meeting or the 10th day following the day on which public announcement of the date of the 2010 annual meeting is first made by Juniper Networks. To be in proper form, a stockholder’s notice to the Corporate Secretary must set forth the information required by the Company’s bylaws.

Recommendation and Nomination of Director Candidates: The Nominating and Corporate Governance Committee will consider both recommendations and nominations for candidates to the Board of Directors from Qualifying Stockholders. A “Qualifying Stockholder” is a stockholder that has owned for a period of one year prior to the date of the submission of the recommendation through the time of submission of the recommendation at least 1% of the total common stock of the Company outstanding as of the last day of the calendar month preceding the submission. A Qualifying Stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to Juniper Networks, Inc., Corporate Secretary, 1194 North Mathilda Avenue, Sunnyvale, California 94089-1206, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, written evidence that the candidate is willing to serve as a director of the Company if nominated and elected and evidence of the nominating person’s ownership of Company stock.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.5 of the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the Company not more than 75 days and not less than 45 days prior to the one year anniversary of the date Juniper Networks first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the Company’s previous year’s annual meeting of stockholders. For the 2010 annual meeting, the notice must be received no earlier than February 1, 2010 and no later than March 2, 2010. However, if the date of the 2010 annual meeting is advanced more than 30 days before or more than 60 days after the anniversary date of this year’s annual meeting, then for notice to be timely, the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2010 annual meeting and not later than the close of business on the later of the 90th day prior to the 2010 annual meeting or the 10th day following the day on which public announcement of the date of the 2010 annual meeting is first made by Juniper Networks. To be in proper form, a stockholder’s notice to the Corporate Secretary must set forth the information required by the Company’s bylaws.

Copy of Bylaws: You may contact the Juniper Networks Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Juniper Networks is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Juniper Networks’ Corporate Governance Standards and Worldwide Code of Business Conduct and Ethics applicable to all Juniper Networks employees, officers, directors, contractors and agents are available at http://www.juniper.net/company/investor_relations/. Our Worldwide Code of Business Conduct and Ethics complies with the rules of the SEC, the listing standards of the NASDAQ Global Select Market and Rule 406 of the Sarbanes-Oxley Act of 2002. Juniper Networks has also adopted procedures for accounting and auditing matters in compliance with the listing standards of the NASDAQ Global Select Market. Concerns relating to accounting, legal, internal controls or auditing matters may be brought to the attention of either the Company’s Concerns Committee (comprised of the Company’s Chief Financial Officer, General Counsel, Executive Vice President of Human Resources, Corporate Controller and the Vice President of Internal Audit), or to the Audit Committee directly. Concerns are handled in accordance with procedures established with respect to such matters. For information on how to contact the Audit Committee directly, please see the section entitled “Stockholder Communications with the Board” below.

Board Independence

Our Board of Directors (the “Board”) has determined that, except for Kevin Johnson, Scott Kriens and Pradeep Sindhu, each of whom is an employee of the company, each of the current directors has no material relationship with Juniper Networks (either directly or as a partner, stockholder or officer of an organization that has a material relationship with Juniper Networks) and is independent within the meaning of the NASDAQ Stock Market, Inc. (“NASDAQ”) director independence standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board has no material relationship with Juniper Networks (either directly or as a partner, stockholder or officer of an organization that has a material relationship with Juniper Networks) and is “independent” within the meaning of the NASDAQ director independence standards, including in the case of the members of the Audit Committee, the heightened “independence” standard required for such committee members set forth in the applicable SEC rules. In making the determination of the independence of our directors, the Board considered all transactions in which Juniper Networks and any director had any interest, including transactions involving Juniper Networks and payments made to or from companies and entities in the ordinary course of business where our directors serve as partners, directors or as a member of the executive management of the other company. In particular, the Board considered transactions between Juniper Networks and each of Ariba, Inc. (“Ariba”), where Mr. Robert Calderoni serves as President and Chief Executive Officer, and Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), where Ms. Mary Cranston serves as Firm Senior Partner. We lease office space from Ariba, approximately two-thirds of which is pursuant to an agreement originally entered into by NetScreen Technologies, Inc. and Ariba prior to our acquisition of NetScreen in 2004. This agreement was negotiated and is maintained at arms-length, and we do not believe it is material to the results of operations or business of Juniper Networks. In addition, Pillsbury was originally retained by our Audit Committee as counsel to the Audit Committee in connection with their independent investigation into our historical stock option practices, which investigation was substantially completed in December 2006. Pillsbury has continued to represent Juniper Networks following the completion of the investigation in a limited capacity related to matters associated with the investigation. Ms. Cranston joined our Board in November 2007 and was not and is not involved in Pillsbury’s representation of Juniper Networks. In each case, the Board determined that the nature, size and circumstances of the relationships between Juniper Networks and each of Ariba and Pillsbury did not preclude a determination of independence of Mr. Calderoni or Ms. Cranston under applicable SEC and NASDAQ rules.

Board Structure and Committee Composition

As of March 31, 2009, our Board had 9 directors divided into three classes — Class I, Class II and Class III — with a three-year term for each class. As of March 31, 2009, the classes were comprised as follows:

Class I	Class II	Class III
(Term Expires this Year)	(Term Expires in 2010)	(Term Expires in 2011)

Scott Kriens	Pradeep Sindhu	Mary B. Cranston
Stratton Sclavos	Robert M. Calderoni	Kevin R. Johnson
William R. Stensrud	William F. Meehan*	J. Michael Lawrie

*	Mr. Meehan was appointed to the Board effective February 5, 2009. All other directors listed above were serving on the Board as of December 31, 2008.

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The membership during the last fiscal year and the function of each of the committees are described below. Each of these committees operates under a written charter adopted by the Board. The charters of these committees are available on Juniper Networks’ website at http://www.juniper.net/company/investor_relations/. In addition, the Board has a Stock Committee comprised of the Chief Executive Officer, Chief Financial Officer and a non-employee director, currently Mr. Stensrud. The Stock Committee has authority to grant equity awards to employees who are not executive officers. During 2008, the Stock Committee held twelve meetings. The Board has also established special litigation, securities pricing, and stock repurchase committees for specific purposes, such as oversight of litigation matters, the issuance of securities or repurchases of our common stock. During 2008, the Special Litigation Committee, consisting of Mr. Lawrie and Michael Rose, a former member of the Board, met eleven times and the Stock Repurchase Committee, consisting of Messrs. Kriens, Calderoni, and Stensrud, acted once by written consent. During 2008, each incumbent director attended at least 75% of all Board and applicable committee meetings.

The following table shows all persons who served on the Board and applicable committees during 2008 or were serving as of the date this proxy statement was filed with the Securities and Exchange Commission:

Nominating
and Corporate
Name of Director	Board	Audit	Compensation	Governance

Non-Employee Directors:
Robert M. Calderoni(1)	X	X
Mary B. Cranston	X			X
Kenneth Goldman(2)	X	X		X
William R. Hearst III(3)	X	X		X
J. Michael Lawrie(4)	X		X
William F. Meehan(5)	X	X
Michael J. Rose(6)	X	X
Stratton Sclavos	X	X		X
William R. Stensrud(7)	X	X	X
Employee Directors:
Kevin R. Johnson	X
Scott Kriens	X
Pradeep Sindhu	X
Number of Meetings in Fiscal 2008	7	11	5	3

X = Committee member

(1)	The Board has determined that Mr. Calderoni is an “audit committee financial expert” within the meaning of the rules promulgated by the Securities and Exchange Commission.

(2)	Mr. Goldman resigned from the Board in January 2008.

(3)	Mr. Hearst did not stand for re-election to the Board at our 2008 Annual Meeting and ceased being a director on May 21, 2008.

(4)	Mr. Lawrie is the Board’s Lead Independent Director.

(5)	Mr. Meehan was appointed to serve on the Audit Committee on March 10, 2009.

(6)	Mr. Rose resigned from the Board in November 2008 in connection with his acceptance of an offer of employment to serve as our Executive Vice President of Service, Support and Operations.

(7)	Mr. Stensrud stepped down from the Audit Committee on March 10, 2009 and was replaced on the committee by Mr. Meehan.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Juniper Networks’ financial statements, Juniper Networks’ compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of Juniper Networks’ internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee works closely with management as well as our independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Juniper Networks for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is included herein on page 56. The charter of the Audit Committee is available at http://www.juniper.net/company/investor_relations/.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of our executive officers, including evaluation of the CEO; produces an annual report on executive compensation, including compensation discussion and analysis, for inclusion in Juniper Networks’ proxy statement; and has overall responsibility for approving and evaluating executive officer compensation plans. The Compensation Committee also has responsibility for reviewing the overall equity award practices of the Company. The report of the Compensation Committee is included herein beginning on page 47. The charter of the Compensation Committee is available at http://www.juniper.net/company/investor_relations/.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. The charter of the Nominating and Governance Committee is available at http://www.juniper.net/company/investor_relations/.

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

•	The Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board.

•	The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended or nominated by a stockholder, as well as those candidates who have been identified by management, individual members of the Board or, if the committee determines, a search firm. Such review may, in the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominating and Corporate Governance Committee deems proper. Please see the information under “Recommendation and Nomination of Director Candidates” on page 6 of this proxy statement for more information on stockholder recommendations of director candidates.

•	The Nominating and Corporate Governance Committee evaluates the performance of the Board as a whole and evaluates the qualifications of individual members of the Board eligible for re-election at the annual meeting of stockholders.

•	The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments, ability to serve on committees of the Board and the like. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	After such review and consideration, the Nominating and Corporate Governance Committee selects, or recommends that the Board of Directors select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

Kevin R. Johnson was appointed to the Board as a Class III director in September 2008 upon the commencement of his employment as our Chief Executive Officer. The recommendation that Mr. Johnson be considered for appointment to the Board was submitted by Mr. Kriens.

Each of the nominees for re-election at the 2009 annual meeting was evaluated by the Nominating and Corporate Governance Committee, recommended by the Committee to the Board for nomination and nominated by the Board for re-election.

Stockholder Communications with the Board

Stockholders of Juniper Networks, Inc. and other parties interested in communicating with the Board may contact any of our directors by writing to them by mail or express mail c/o Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, California 94089-1206. The Nominating and Corporate Governance Committee of the Board has approved a process for handling stockholder communications received by the Company. Under that process, the General Counsel receives and logs stockholder communications directed to the Board and, unless marked “confidential”, reviews all such correspondence and regularly (not less than quarterly) forwards to the Board a summary of such correspondence and copies of such correspondence. Communications marked “confidential” will be logged as received by the General Counsel and then will be forwarded to the addressee(s).

Policy on Director Attendance at Annual Meetings

As set forth in our Corporate Governance Standards, absent extraordinary circumstances, each member of the Board of Directors is strongly encouraged to attend each annual stockholder meeting in person. All of our eight incumbent directors serving at the time attended the 2008 annual meeting of stockholders.

DIRECTOR COMPENSATION

Non-Employee Director Meeting Fee and Retainer Information

The following table provides information on Juniper Networks’ compensation and reimbursement practices during fiscal 2008 for non-employee directors:

Annual retainer for all non-employee directors (payable quarterly)	$30,000
Additional annual retainer for Audit Committee members (payable quarterly)	$10,000
Additional annual retainer for Compensation Committee members (payable quarterly)	$5,000
Additional annual retainer for Nominating and Corporate Governance Committee members (payable quarterly)	$5,000
Additional annual retainer for Audit Committee Chairman (payable quarterly)	$20,000
Additional annual retainer for Compensation Committee Chairman (payable quarterly)	$5,000
Additional annual retainer for Nominating and Corporate Governance Committee Chairman (payable quarterly)	$5,000
Stock options granted upon initial appointment or election to the Board(1)	50,000
Stock options granted annually(2)	20,000	(3)
Payment for each Board meeting attended in person	$1,250
Payment for each Board meeting attended by phone or video conference	$625
Payment for each committee meeting attended in person	$625
Payment for each committee meeting attended by phone or video conference	$312.50
Payment for each Audit Committee meeting relating to the stock option investigation or each meeting of the Special Litigation Committee attended in person or by phone or video conference	$1,250
Reimbursement for expenses attendant to Board membership	Yes

(1)	Vests monthly over three years commencing on the date of grant with the last 1/36th vesting on the day prior to our annual stockholder meeting in the third calendar year following the date of grant.

(2)	Vests monthly over twelve months commencing on the date of grant.

(3)	Each non-employee director who was not a non-employee director on the date of the prior year’s annual stockholder meeting received an option covering the number of shares of common stock determined by multiplying 20,000 shares by a fraction, the numerator of which is the number of days since the non-employee director received his/her option upon initial appointment to the Board, and the denominator of which is 365, rounded down to the nearest whole share.

In February 2009, the Board adopted the following changes to the compensation of non-employee directors for service in 2009 and future years:

•	The per-meeting fees for attendance at Board and committee meetings were eliminated for the first 18 meetings attended by a non-employee director in a calendar year.

•	The annual retainer for non-employee directors was increased to $55,000.

•	The additional annual retainer for the chairperson of the Audit Committee was increased to $35,000.

•	The additional annual retainer for the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee was increased to $10,000.

•	The annual stock option grants for non-employee directors were replaced with an annual grant of restricted stock units (RSUs) as follows:

(i) each non-employee director who was a non-employee director on the date of the prior year’s annual stockholder meeting shall be automatically granted RSUs for a number of shares equal to the Annual Value (as defined below), and

(ii) each non-employee director who was not a non-employee director on the date of the prior year’s annual stockholder meeting shall receive a RSU award for a number of shares determined by multiplying the Annual Value by a fraction, the numerator of which is the number of days since the non-employee director received their initial stock option grant, and the denominator of which is 365, rounded down to the nearest whole share.

The Annual Value means the number of RSUs equal to $125,000 divided by the average daily closing price of the Company’s common stock over the six month period ending on the last day of the fiscal year preceding the date of grant (for example, the period from July 1, 2008 — December 31, 2008 for Annual Awards granted in May 2009). These RSU awards vest approximately one year from the grant date subject to the non-employee director’s continuous service on the Board.

Non-Employee Director Compensation Table For Fiscal 2008

The following table shows compensation information for our current and former non-employee directors for fiscal 2008. None of Mr. Johnson, Mr. Kriens or Dr. Sindhu received any separate compensation for their Board service. Mr. Meehan joined the Board in February 2009.

Non-Employee Director Compensation for Fiscal 2008

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash	Awards	Awards(1)	Compensation	Earnings	Compensation	Total

Robert M. Calderoni(2)	$70,313	—	$176,336	—	—	—	$246,649
Mary Cranston(3)	$42,500	—	$255,232	—	—	—	$297,732
Kenneth Goldman(4)	—	—	$57,889	—	—	—	$57,889
William R. Hearst III(5)	—	—	$57,889	—	—	—	$57,889
J. Michael Lawrie(6)	$56,563	—	$240,481	—	—	—	$297,044
Michael Rose(7)	$61,563	—	$251,841	—	—	—	$313,404
Stratton Sclavos(8)	$50,625	—	$176,336	—	—	—	$226,961
William R. Stensrud(9)	$61,563	—	$176,336	—	—	—	$237,899

(1)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the compensation costs recognized by Juniper Networks in fiscal 2008 for option awards as determined pursuant to FAS 123R disregarding forfeiture assumptions. These compensation costs reflect option awards granted in 2008 and years prior to fiscal 2008. The assumptions used to calculate the value of option awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2008 filed with the SEC on March 2, 2009.

(2)	As of December 31, 2008, Mr. Calderoni held outstanding options to purchase 132,300 shares of the Company’s common stock. The aggregate grant date fair value for the stock option award granted to Mr. Calderoni on May 21, 2008 was $193,916.

(3)	As of December 31, 2008, Ms. Cranston held outstanding options to purchase 60,356 shares of the Company’s common stock. The aggregate grant date fair value for the stock option award granted to Ms. Cranston on May 21, 2008 was $100,410.

(4)	As of December 31, 2008, Mr. Goldman held no outstanding options to purchase shares of the Company’s common stock. Mr. Goldman resigned from the Board in January 2008 and did not receive any compensation from the Company in 2008.

(5)	As of December 31, 2008, Mr. Hearst held no outstanding options to purchase shares of the Company’s common stock. Mr. Hearst did not stand for re-election to the Board at our 2008 Annual Meeting and ceased being a director on May 21, 2008.

(6)	As of December 31, 2008, Mr. Lawrie held outstanding options to purchase 74,712 shares of the Company’s common stock. The aggregate grant date fair value for the stock option award granted to Mr. Lawrie on May 21, 2008 was $193,916.

(7)	As of December 31, 2008, Mr. Rose held outstanding options to purchase 27,887 shares of the Company’s common stock in connection with his service as a Non-Employee Director. The aggregate grant date fair value for the stock option award granted to Mr. Rose in connection with his service as Non-Employee Director on May 21, 2008 was $164,160. Mr. Rose resigned from the Board in November 2008 to serve as our Executive Vice President of Worldwide Services, Support and Operations.

(8)	As of December 31, 2008, Mr. Sclavos held outstanding options to purchase 240,000 shares of the Company’s common stock. The aggregate grant date fair value for the stock option award granted to Mr. Sclavos on May 21, 2008 was $193,916.

(9)	As of December 31, 2008, Mr. Stensrud held outstanding options to purchase 220,000 shares of the Company’s common stock. The aggregate grant date fair value for the stock option award granted to Mr. Stensrud on May 21, 2008 was $193,916.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

There are three nominees for election to Class I of the Board at this year’s annual meeting — Scott Kriens, Stratton Sclavos and William R. Stensrud. Each of the nominees is presently a member of the Board. Information regarding the business experience of each nominee and the other members of the Board is provided below. Each of the Class I directors will be elected to serve a three-year term until the Company’s annual meeting in 2012 and until their respective successors are elected. There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted for the three persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card or when you vote by telephone or over the Internet.

Our Board recommends a vote FOR the election to the Board of Scott Kriens, Stratton Sclavos and William R. Stensrud as Class I directors.

Vote Required

The three persons receiving the highest number of “FOR” votes represented by shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

Nominees for Election
Scott Kriens Director since 1996 Age 51	Mr. Kriens has served as Chairman of the Board of Directors of Juniper Networks since October 1996 and served as Chief Executive Officer of Juniper Networks from October 1996 to September 2008. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens also serves on the board of directors of Equinix, Inc., a provider of global data center services.

Stratton Sclavos Director since 2000 Age 47	Mr. Sclavos has served as a General Partner of Radar Partners LLC, a private investment firm, since November 2007. From July 1995 to May 2007, Mr. Sclavos served as President and Chief Executive Officer of VeriSign, Inc., a provider of digital infrastructure solutions, and Chairman of its board of directors from December 2001 to May 2007. From October 1993 to June 1995, he was Vice President, Worldwide Marketing and Sales of Taligent, Inc., a software development company that was a joint venture among Apple Computer, Inc., IBM and Hewlett-Packard. Prior to that time, he served in various sales, business development and marketing capacities for GO Corporation, MIPS Computer Systems, Inc. and Megatest Corporation. Mr. Sclavos also serves on the boards of directors of Salesforce.com, a provider of customer relationship management services, and Intuit, Inc., a provider of business and financial management solutions.

William R. Stensrud Director since 1996 Age 58	Mr. Stensrud is an independent investor. From January 2007 to March 2007, he served as Chairman and CEO of Muze, Inc., a provider of B2B digital commerce solutions and descriptive entertainment media information. Mr. Stensrud was a general partner with the venture capital firm of Enterprise Partners from January 1997 to December 2006. Mr. Stensrud was an independent investor and turn-around executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, GlobeSpan Corporation and Paradyne Partners LLP, all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, Inc., a telecommunications equipment company, which Mr. Stensrud co-founded.
Continuing Directors
Robert M. Calderoni Director since 2003 Age 49	Mr. Calderoni has served as President and Chief Executive Officer and a member of the board of directors of Ariba, Inc., a provider of spend management solutions, since October 2001. From January 2001 to October 2001, Mr. Calderoni served as Ariba’s Executive Vice President and Chief Financial Officer. From November 1997 to January 2001, he served as Chief Financial Officer at Avery Dennison Corporation, a manufacturer of pressure-sensitive materials and office products. From June 1996 to November 1997, Mr. Calderoni served as Senior Vice President of Finance at Apple Computer, a provider of hardware and software products and Internet-based services. Mr. Calderoni also serves as a member of the board of directors of KLA-Tencor, Inc., a semiconductor equipment manufacturer.

Mary B. Cranston Director since 2007 Age 61	Ms. Cranston is currently the Firm Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. She was the Chair and Chief Executive Officer of Pillsbury from January 1999 until April 2006, and continued to serve as Chair of Pillsbury until December 2006. Ms. Cranston also serves as a member of the board of directors of Visa, Inc., a financial services company, GrafTech International, Ltd., a manufacturer of carbon and graphite products and International Rectifier, a power management company.

Kevin R. Johnson Director since 2008 Age 48	Mr. Johnson joined Juniper Networks in September 2008 as Chief Executive Officer and a member of our Board of Directors. Prior to Juniper Networks, Mr. Johnson was at Microsoft Corporation, a worldwide provider of software, services, and solutions, where he had served as President, Platforms and Services Division since January 2007. He had been Co-President of the Platforms and Services Division since September 2005. Prior to that role, he held the position of Microsoft’s Group Vice President, Worldwide Sales, Marketing and Services since March 2003. Before that position, Mr. Johnson had been Senior Vice President, Microsoft Americas since February 2002 and Senior Vice President, U.S. Sales, Marketing, and Services since August 2000. Before joining Microsoft in 1992, Mr. Johnson worked in IBM’s systems integration and consulting business and started his career as a software developer. Mr. Johnson also serves on the board of directors of Starbucks Corporation, a worldwide coffee retailer.

J. Michael Lawrie Director since 2007 Age 55	Mr. Lawrie has served as Chief Executive Officer of Misys plc, a UK-based provider of industry-specific software products and solutions, since November 2006. Mr. Lawrie also serves as the Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc., a provider of software, services, information and connectivity solutions for the healthcare industry. From October 2005 to November 2006, Mr. Lawrie served as a partner of ValueAct Capital. From May 2004 to April 2005 Mr. Lawrie served as Chief Executive Officer of Siebel Systems, Inc. From May 2001 to May 2004, Mr. Lawrie served as Senior Vice President and Group Executive at IBM responsible for sales and distribution of all IBM products and services worldwide. Mr. Lawrie also serves as a National Trustee for the Ohio University board of trustees.

William F. Meehan Director since 2009 Age 56	Mr. Meehan is the Raccoon Partners Lecturer in Management at the Graduate School of Business at Stanford University, where he is also a faculty affiliate of the Center for Social Innovation and a member of the Board of Advisors of the Stanford Social Innovation Review. From August 1978 to December 2008, Mr. Meehan served at McKinsey and Company, Inc., a management consulting firm, most recently serving as a Senior Director. While at McKinsey, Mr. Meehan was a member of the Shareholders Council, a member of McKinsey’s Board of Directors; Chair of the Client Committee; Chair of the McKinsey Investment Office; Vice-Chair of the Directors Review Committee; founder and leader of the Private Equity Practice; Chair of the West Coast Practice; and Managing Director of the San Francisco Office.

Pradeep Sindhu Director since 1996 Age 56	Dr. Sindhu co-founded Juniper Networks in February 1996 and served as Chief Executive Officer and Chairman of the Board of Directors until September 1996. Since then, Dr. Sindhu has served as Vice Chairman of the Board of Directors and Chief Technical Officer of Juniper Networks. From September 1984 to February 1991, Dr. Sindhu worked as a Member of the Research Staff, and from March 1987 to February 1996, as the Principal Scientist, and from February 1994 to February 1996, as Distinguished Engineer at the Computer Science Lab, Xerox Corporation, Palo Alto Research Center, a technology research center.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE JUNIPER NETWORKS, INC. 2006
EQUITY INCENTIVE PLAN

Background

Our 2006 Equity Incentive Plan (the “2006 Plan”) allows us to grant equity awards (including stock options, restricted stock units and performance share awards) to our employees, officers and directors.

We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. Our primary centers for innovation are in technology centers such as Silicon Valley where we must compete with many companies for a limited pool of talented people. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward.

We designed the 2006 Plan to conform to best practices in equity incentive plans. The 2006 Plan replaced our previously existing equity incentive plans and adopted many features designed to address stockholder concerns related to equity incentive plans, such as the prohibition on option and stock appreciation right repricing without stockholder consent, reduced maximum option terms, elimination of “evergreen” share reserve increases and the flexibility of restricted stock, restricted stock units, performance shares or deferred stock units which can be used in lieu of stock options to reduce the total number of our shares necessary to grant competitive equity awards.

Summary of the Proposal

Our Board of Directors approved an amendment to the 2006 Plan (as amended and restated, the “Amended Plan”) on February 11, 2009, with the following provision subject to approval by our stockholders at our 2009 annual meeting: We are seeking stockholder approval of an increase in the types of performance metrics our Compensation Committee may use in structuring equity compensation to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m).

We are also seeking approval of the material terms of the Amended Plan for purposes of complying with Internal Revenue Code Section 162(m).

Increase in Types of Permissible Performance Metrics

Currently, at the Committee’s discretion, one or more of the following performance goals may be used for purposes of qualifying an equity award as deductible performance-based compensation under Internal Revenue Code Section 162(m): annual revenue, cash position, earnings per share, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return.

In recent years, the Committee has utilized a number of different performance metrics to determine the compensation of employees. Many of these measures are not currently included under the 2006 Plan. In order to provide our Compensation Committee with greater flexibility in determining appropriate performance metrics to incentivize performance that will also qualify as deductible performance-based compensation under Internal Revenue Code Section 162(m), we are also seeking stockholder approval of a plan amendment such that the following performance goals may apply: (i) cash flow (including operating cash flow or free cash flow), (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) revenue growth, (v) contribution margin, (vi) gross margin, (vii) operating margin (viii) operating expenses or operating expenses as a percentage of revenue, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per share, (xi) operating income, (xii) net income, (xiii) stock price, (xiv) return on equity, (xv) total stockholder return, (xvi) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xvii) return on capital, (xviii) return on assets or net assets, (xix) return on investment, (xx) economic value added, (xxi) operating profit or net operating profit, (xxii) operating margin, (xxiii) market share, (xxiv) contract awards or backlog, (xxv) overhead or other expense reduction, (xxvi) credit rating, (xxvii) objective customer indicators, (xxviii) new product invention or innovation, (xxix) attainment of research and development milestones, (xxx) improvements in productivity, (xxxi) attainment of objective operating goals, and (xxxii) objective employee metrics.

The performance measures listed above may apply to either the Company as a whole or, except with respect to stockholder return metrics, a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or any other objectively determinable items including, without limitation, (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture, or (c) the effect of any changes in accounting principles affecting the Company’s or a business unit’s, region’s, affiliate’s or business segment’s reported results. The Compensation Committee may choose other performance goals for awards that are not intended to qualify as performance-based compensation under Code Section 162(m).

We believe that approving a broader range of permissible performance metrics will allow us to be more flexible in establishing equity incentives for our senior management that align to the interests of our stockholders. If our stockholders do not approve these increased metrics, our ability to obtain tax deductible treatment for certain performance-based equity awards will be limited, our earnings may be reduced and our ability to incentivize our senior management in alignment with stockholder interests may be adversely affected.

Description of the Amended Plan

ELIGIBILITY; LIMITATIONS.  Options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock units and dividend equivalents may be granted under the 2006 Plan. Options granted under the 2006 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Incentive stock options may be granted only to employees of the Company or of any subsidiary of the Company. Other awards may be granted under the 2006 Plan to any employee, consultant or non-employee director of the Company or of any parent or subsidiary of the Company. Non-employee directors, however, may only be granted restricted stock units and stock options under the 2006 Plan, and these are made pursuant to an automatic, non-discretionary formula. Otherwise, the 2006 Plan administrator, in its discretion, selects the person(s) to whom awards may be granted, and (except for performance units and dividend equivalents, which are cash awards) the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future. The 2006 Plan provides that no person(s) may be granted, in any fiscal year of the Company: (i) options or stock appreciation rights to purchase more than four million (4,000,000) shares of common stock in such person’s first fiscal year of service with the Company and more than two million (2,000,000) shares of common stock in any other fiscal year of service; (ii) performance shares, restricted stock units, restricted stock or deferred stock units to more than more than two million (2,000,000) shares of common stock in such person’s first fiscal year of service with the Company and more than one million (1,000,000) shares of common stock in any other fiscal year of service; and (iii) performance units having an initial value more than four million dollars ($4,000,000) in such persons’ first fiscal year of service with the Company and more than two million dollars ($2,000,000) in any other fiscal year of service. As of March 31, 2009 the Company had six (6) non-employee directors and approximately 7,000 employees that could be eligible for awards under the 2006 Plan.

SHARES AVAILABLE FOR ISSUANCE.  A total of 64,500,000 shares of common stock have been reserved for issuance under the 2006 Plan plus the addition of shares subject to outstanding options under the Company’s 2000 Plan and 1996 Plan that expire unexercised after May 18, 2006, up to a maximum of 75,000,000 additional shares.

Any shares subject to options or stock appreciation rights shall be counted against the shares available for issuance as one share for every share subject thereto. Any restricted stock, restricted stock units, performance shares or deferred stock units with a per share purchase price lower than 100% of fair market value on the date of grant shall be counted against the shares available for issuance as two and one-tenth (2.1) shares for every one share subject thereto. To the extent that a share that was subject to an award that counted as two and one-tenth shares against the 2006 Plan reserve is recycled back into the 2006 Plan, the 2006 Plan shall be credited with two and one-tenth shares.

If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, performance shares, restricted stock units or deferred stock units, is forfeited to or repurchased by the Company due to its failure to vest, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the 2006 Plan. With respect to stock appreciation rights, when a stock-settled SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the shares available for issuance under the 2006 Plan as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. Shares that have actually been issued under the 2006 Plan under any award shall not be returned to the 2006 Plan and shall not become available for future distribution under the 2006 Plan; provided, however, that if shares of restricted stock, performance shares, restricted stock units or deferred stock units are repurchased by the Company at their original purchase price or are forfeited to the Company due to their failure to vest, such shares shall become available for future grant under the 2006 Plan as described above. Shares used to pay the exercise price of a stock option shall not become available for future grant or sale under the 2006 Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the 2006 Plan. To the extent a 2006 Plan award is paid out in cash rather than stock, such cash payment shall not reduce the number of shares available for issuance under the 2006 Plan. Any payout of dividend equivalents or performance units, because they are payable only in cash, shall not reduce the number of shares available for issuance under the 2006 Plan. Conversely, any forfeiture of dividend equivalents or performance units shall not increase the number of shares available for issuance under the 2006 Plan.

ADMINISTRATION.  The 2006 Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Board has authorized the Compensation Committee of the Board to approve awards and grants to Section 16 reporting executive officers. The Compensation Committee is composed entirely of independent non-employee directors. The Board has also authorized the Stock Committee to approve awards and grants, within limits, to employees and consultants other than the Section 16 reporting executive officers. The Stock Committee is composed of the Chief Executive Officer, Chief Financial Officer and one outside director.

OPTION TERMS AND CONDITIONS.  Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

EXERCISE PRICE.  The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date such option is granted. The fair market value of our common stock is set at the closing sale price for our common stock on the date the option is granted.

EXERCISE OF OPTION; FORM OF CONSIDERATION.  The Administrator determines when options become exercisable, and may in its discretion accelerate the vesting of any outstanding option. Stock options granted under the 2006 Plan generally vest and become exercisable over a four (4) year period. The 2006 Plan permits payment to be made by cash, check, other shares of common stock of the Company, cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

TERM OF OPTION.  Currently, options granted under the 2006 Plan expire seven (7) years from the date of grant. However, the 2006 Plan allows an option to be granted with a shorter term determined by the Administrator. No option may be exercised after its term expires.

TERMINATION OF EMPLOYMENT.  If the optionee’s employment or status as a service provider terminates for any reason other than death or permanent total disability or unless the Administrator otherwise approves, then options may be exercised no later than 90 days after such termination and may be exercised only to the extent the option was exercisable on the termination date.

DEATH OR DISABILITY.  If an optionee’s employment or status as a service provider terminates as a result of his or her death or permanent total disability, then all options held by such optionee under the 2006 Plan may be exercised within twelve (12) months or as may be provided in the option agreement, but only to the extent the options would have been exercisable at the date of death or permanent total disability.

OTHER PROVISIONS.  The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2006 Plan as may be determined by the Administrator.

STOCK APPRECIATION RIGHTS.  Stock appreciation rights are exercisable in whole or in part at such times as the Administrator specifies in the grant or agreement. However, the term of a stock appreciation right may be no more than seven (7) years from the date of grant. The Company’s obligations arising upon the exercise of a stock appreciation right may be paid in cash or common stock, or any combination of the same, as the Administrator may determine. We expect, however, that most or all of the stock appreciation rights that we grant, if any, will provide that they may only be settled in shares of common stock. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

VESTING OF CERTAIN AWARDS.  Restricted stock, performance shares, restricted stock units or deferred stock units that vest solely based on continuing as an employee or service provider will vest in full no earlier (except if accelerated pursuant to a change of control or related cessations of service) than the three (3) year anniversary of the grant date. If vesting is based on factors other than solely on continued employment or provision of services, they will vest in full no earlier than the one (1) year anniversary of the grant date (except if accelerated pursuant to a change of control or related cessations of service). The foregoing limitations do not apply to any such awards that result in issuing up to 5% of the maximum aggregate number of shares authorized for issuance under the 2006 Plan. Discretionary accelerated vesting of certain 2006 Plan awards (except if accelerated pursuant to a change of control, related cessation of service or pursuant to the participant’s death or permanent disability) count against the 5% exception.

RESTRICTED STOCK.  Subject to the terms and conditions of the 2006 Plan, restricted stock may be granted to participants at any time and from time to time at the discretion of the Administrator. Subject to the annual share limit and vesting limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant, and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no more than seven (7) years following the date of grant.

RESTRICTED STOCK UNITS.  Restricted stock units are awards that obligate the Company to deliver common stock shares to the participant as specified on each vesting date. Subject to the annual share limit and vesting limitations set forth above, the Administrator has complete discretion to determine (i) the number of shares subject to a restricted stock unit award granted to any participant, and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component.

PERFORMANCE SHARES.  Performance shares are also awards that obligate the Company to deliver common stock shares to the participant as specified on each vesting date. Performance shares may be granted to employees and consultants at any time and from time to time as shall be determined at the discretion of the Administrator. Subject to the annual share limit and vesting limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares of common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.

PERFORMANCE UNITS.  Performance Units are similar to Performance Shares, except that they are settled in a cash equivalent to the Fair Market Value of the underlying shares, determined as of the vesting date. Subject to the terms and conditions of the 2006 Plan, Performance Units may be granted to participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire shares. Each such unit shall be the cash equivalent of one share of common stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

DEFERRED STOCK UNITS.  Deferred Stock Units consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator and applicable law, including Code Section 409A. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the participant.

DIVIDEND EQUIVALENTS.  A dividend equivalent is a credit, payable in cash, awarded at the discretion of the Administrator, to the account of a participant in an amount equal to the cash dividends paid on one share for each share represented by an award. Dividend equivalents may be subject to the same vesting restrictions as apply to a related award.

CODE SECTION 162(m) PERFORMANCE GOALS.  The 2006 Plan is designed to permit the Company to issue awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Administrator may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals may apply: (i) cash flow (including operating cash flow or free cash flow), (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) revenue growth, (v) contribution margin, (vi) gross margin, (vii) operating margin (viii) operating expenses or operating expenses as a percentage of revenue, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per share, (xi) operating income, (xii) net income, (xiii) stock price, (xiv) return on equity, (xv) total stockholder return, (xvi) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xvii) return on capital, (xviii) return on assets or net assets, (xix) return on investment, (xx) economic value added, (xxi) operating profit or net operating profit, (xxii) operating margin, (xxiii) market share, (xxiv) contract awards or backlog, (xxv) overhead or other expense reduction, (xxvi) credit rating, (xxvii) objective customer indicators, (xxviii) new product invention or innovation, (xxix) attainment of research and development milestones, (xxx) improvements in productivity, (xxxi) attainment of objective operating goals, and (xxxii) objective employee metrics. The performance measures listed above may apply to either the Company as a whole or, except with respect to stockholder return metrics, a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with IASB Principles or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or any other objectively determinable items including, without limitation, (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture, or (c) the effect of any changes in accounting principles affecting the Company’s or a business unit’s, region’s, affiliate’s or business segment’s reported results.

NO REPRICING.  The 2006 Plan prohibits option or stock appreciation right repricings (including by way of exchange for another award) unless stockholder approval is obtained.

NONTRANSFERABILITY OF AWARDS.  Unless determined otherwise by the Administrator, an award granted under the 2006 Plan is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant. In no event may a Plan award be transferred for value.

AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.  The 2006 Plan provides that each non-employee member of the Board (each, an “Outside Director”) shall be automatically granted an option to purchase 50,000 shares of common stock upon the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (the “First Option”). At each of the Company’s annual stockholder meetings (A) each Outside Director who was an Outside Director on the date of the prior year’s annual stockholder meeting shall be automatically granted Restricted Stock Units for a number of shares equal to the Annual Value, and (B) each Outside Director who was not an Outside Director on the date of the prior year’s annual stockholder meeting shall receive a Restricted Stock Unit for a number of shares determined by multiplying the Annual Value by a fraction, the numerator of which is the number of days since the Outside Director received their First Option, and the denominator of which is 365, rounded down to the nearest whole share. Each award specified in A and B is generically referred to as an “Annual Award”. The Annual Value means the number equal to $125,000 divided by the average daily closing price over the six month period ending on the last day of the fiscal year preceding the date of grant (for example, the period from July 1, 2008 — December 31, 2008 for Annual Awards granted in May 2009). The First Option shall vest and become exercisable as to 1/36th of the covered shares each month following the grant date, with the last 1/36th vesting on the day prior to the Company’s annual stockholder meeting in the third calendar year following the date of grant, so as to become 100% vested on the approximately three-year anniversary of the grant date, subject to the Outside Director continuing to serve as a director on each vesting date. The Annual Award shall become 100% vested on the day prior to the Company’s annual stockholder meeting in the year following the grant date, subject to the Outside Director continuing to serve as a director on each vesting date. The First Option granted to Outside Directors will have a maximum term of seven (7) years. Outside Directors are not otherwise eligible to receive discretionary awards under the 2006 Plan.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall automatically be made in the number and class of shares of stock subject to the 2006 Plan, the number and class of shares of award outstanding under the 2006 Plan, the fiscal year limits on the number of awards that any person may receive, the number of shares subject to automatic option and restricted stock unit grants to Outside Directors and the exercise price of any outstanding option or stock appreciation right.

In the event of a liquidation or dissolution, the Administrator shall notify each participant prior to the effective date. Except with respect to Outside Director options, the Administrator may, in its discretion, provide that each participant shall have the right to exercise all of their options and stock appreciation rights, as to all of the shares covered by the option or stock appreciation right, including as to those shares not otherwise exercisable. In addition, the Administrator may provide, except with respect to Outside Director restricted stock units, that any Company repurchase option or forfeiture rights applicable to any award shall lapse 100%, and that any award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

MERGER OR ASSET SALE.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option and stock appreciation right shall be assumed or an equivalent option or stock appreciation right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock appreciation right, the participant shall fully vest in and have the right to exercise the option or stock appreciation right as to all of the common stock covered thereby including shares as to which it would not otherwise be vested or exercisable. If an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in such event, the Administrator shall notify the participant that the option or stock appreciation right shall be fully vested and exercisable for a period of thirty days, and the option or stock appreciation right shall terminate upon the expiration of such period. With respect to options granted to Outside Directors, in the event that the Outside Director is required to terminate his or her position as an Outside Director at the request of the acquiring entity within twelve (12) months following such merger or asset sale, each outstanding option held by such Outside Director shall become fully vested and exercisable, including as to shares as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding restricted stock, restricted stock unit, performance share, performance unit, dividend equivalent and deferred stock unit award (and any related dividend equivalent) shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the award, the participant shall fully vest in the award, including as to shares (or with respect to dividend equivalents and performance units, the cash equivalent thereof) which would not otherwise be vested.

TAX WITHHOLDING.  At the Administrator’s discretion, participants may satisfy the minimum statutory tax withholding requirements arising in connection with the exercise, vesting or delivery of their awards by having the Company retain shares with a fair market value equal to the minimum amount required to be withheld.

AMENDMENT AND TERMINATION OF THE 2006 PLAN.  The Board may amend, alter, suspend or terminate the 2006 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for the 2006 Plan and any amendment to the 2006 Plan to the extent it desires that the amendments satisfy the requirements of Section 422 of the Code, or any other applicable rule or statute. No such amendment by the Board or stockholders may alter or impair any award previously granted under the 2006 Plan without the written consent of the participant.

TERM OF THE 2006 PLAN.  The 2006 Plan will continue in effect until March 1, 2016.

FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

NONSTATUTORY STOCK OPTIONS.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

RESTRICTED STOCK.  If at the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

STOCK APPRECIATION RIGHTS.  No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any common stock received upon the exercise.

RESTRICTED STOCK UNITS AND PERFORMANCE SHARES.  A participant will not have taxable income upon grant. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares.

DIVIDEND EQUIVALENTS.  A participant will recognize taxable income upon the payout of a dividend equivalent.

DEFERRED STOCK UNITS.  Typically, a participant will recognize employment taxes upon the vesting of a Deferred Stock Unit and income upon its delivery. The participant may be subject to additional taxation, interest and penalties if the Deferred Stock Unit does not comply with Internal Revenue Code Section 409A.

COMPANY TAX DEDUCTION.  The Company generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to certain other highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include stockholder approval of the performance goals under the 2006 Plan, setting individual annual limits on each type of award, approving the material terms of the 2006 Plan and certain other requirements. The 2006 Plan has been designed to permit the Administrator to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2006 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

ACCOUNTING TREATMENT.  Under current accounting rules mandating expensing for all compensatory equity awards, including stock options, the Company recognizes compensation expense for all awards granted under the 2006 Plan. This will result in a direct charge to the Company’s reported earnings.

A full copy of the 2006 Plan, as amended, is attached to this proxy statement as Appendix A.

Members of our Board and our named executive officers have an interest in this proposal because they are eligible to receive awards under the 2006 Plan.

Amended Plan Benefits
2006 Equity Incentive Plan

The following table shows the aggregate number of shares subject to awards granted to our named executive officers, our executive officers as a group, our non-employee directors as a group and our non-executive officer employees under the 2006 Plan in fiscal 2008.

	Number of Shares
	Subject to Restricted
	Stock Units and	Number of Shares
	Performance Share	Subject to Stock	Grant Date
Name and Position	Awards(1)	Option Awards(2)	Value(3)

Scott Kriens,	140,000		$3,522,400
Chairman of the Board		180,000	$—
Kevin Johnson,	670,000		$18,023,000
Chief Executive		1,400,000	$—
Officer		200,000	$—
Robyn Denholm,	50,000		$1,258,000
Executive Vice President,		65,000	$—
Chief Financial Officer
Mark Bauhaus,	50,000		$1,258,000
Executive Vice President and	30,000		$754,800
General Manager, Service Layer		65,000	$—
Technology Business Group
Edward Minshull,	50,000		$1,258,000
Executive Vice President		65,000	$—
Worldwide Field Operations
Kim Perdikou,	50,000		$1,258,000
Executive Vice President and		65,000	$—
General Manager, Infrastructure Products Group
Pradeep Sindhu,	50,000		$1,258,000
Chief Technology Officer and		65,000	$—
Vice Chairman of the Board
Executive Officer Group (10 persons)	1,320,000		$33,855,000
		2,535,000	$—
Non-Executive Director Group (6 persons)		107,287	$—
Non-Executive Officer Employee Group	1,701,880		$40,222,944
		13,075,048	$—

(1)	Shares equal to maximum number of shares that could be issued pursuant to award. Restricted Stock Units vest based upon continued service to Juniper Networks and Performance Share Awards vest based upon certain performance metrics and continued service to Juniper Networks.

(2)	Stock option awards vest based upon continued service to Juniper Networks.

(3)	Based on the market value of the award on the date of grant. Non-Qualified Stock Options are granted at 100% of the fair market value of Juniper Networks common stock on the date of grant as described in the 2006 Plan. Restricted Stock Units and Performance Share Awards are full value awards.

The Board of Directors Recommends a Vote “FOR” approval of the foregoing Amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan and the material terms of the Amended Plan for purposes of complying with Internal Revenue Code Section 162(m).

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for the approval of the foregoing amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan and approval of the material terms of the Amended Plan for purposes of complying with Internal Revenue Code Section 162(m), as recommended by the Board.

Vote Required

Approval of the foregoing amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan, including approval of the material terms of the Amended Plan for purposes of complying with Internal Revenue Code Section 162(m), requires the affirmative vote of a majority of the shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the meeting.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit Juniper Networks’ consolidated financial statements for the fiscal year ending December 31, 2009. During fiscal 2008, Ernst & Young served as Juniper Networks’ independent registered public accounting firm and also provided certain tax and other audit related services. See “Principal Accountant Fees and Services” on page 55. Representatives of Ernst & Young are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the 2009 fiscal year. If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm as Juniper Networks’ independent auditors at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the 2009 fiscal year, as recommended by the Board.

Vote Required

Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for fiscal 2009 requires the affirmative vote of a majority of the shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of March 1, 2009, concerning:

•	beneficial owners of more than 5% of Juniper Networks’ common stock;

•	beneficial ownership by Juniper Networks directors and the named executive officers set forth in the Summary Compensation table on page 48; and

•	beneficial ownership by all current Juniper Networks directors and current Juniper Networks executive officers as a group.

The information provided in the table is based on Juniper Networks’ records, information filed with the Securities and Exchange Commission and information provided to Juniper Networks, except where otherwise noted.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of April 30, 2009 (60 days after March 1, 2009) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In addition, unless otherwise indicated, all persons named below can be reached at Juniper Networks, Inc., 1194 N. Mathilda Avenue, Sunnyvale, California 94089.

BENEFICIAL OWNERSHIP TABLE

	Amount and Nature
	of Beneficial	Percent
Name and Address of Beneficial Owner	Ownership(1)	of Class(1)

Holders of Greater Than 5%
FMR Corp. LLC	81,232,910 (2)	15.5%
82 Devonshire Street Boston, MA 02109
T. Rowe Price Associates	81,036,310 (3)	15.5%
100 E. Pratt Street Baltimore, MD 21202
Directors and Named Executive Officers:
Mark Bauhaus(4)	108,253	*
Robert M. Calderoni(5)	130,633	*
Mary Cranston(5)	33,104	*
Robyn Denholm(5)	121,770	*
Kevin R. Johnson	85,349	*
Scott Kriens(6)	14,666,347	2.8%
J. Michael Lawrie(5)	59,156	*
Edward Minshull	17,069	*
William F. Meehan(5)	2,777	*
Kim Perdikou(7)	562,499	*
Stratton Sclavos(8)	246,333	*
Pradeep Sindhu(9)	8,195,881	1.6%
William R. Stensrud(10)	1,319,996	*
All Directors and Executive Officers as a Group (17 persons)(11)	25,918,177	4.9%

*	Represents holdings of less than one percent.

(1)	The percentages are calculated using 522,417,234 outstanding shares of the Company’s common stock on March 1, 2009, as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, beneficial ownership information also includes shares subject to options exercisable within 60 days of March 1, 2009.

(2)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009.

(3)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	Includes 106,770 shares which are subject to options that may be exercised within 60 days of March 1, 2009.

(5)	Consists of shares which are subject to options that may be exercised within 60 days of March 1, 2009.

(6)	Includes 8,981,672 shares held by the Kriens 1996 Trust, of which Mr. Kriens and his spouse are the trustees and 5,219,895 shares which are subject to options that may be exercised within 60 days of March 1, 2009.

(7)	Includes 545,604 shares which are subject to options that may be exercised within 60 days of March 1, 2009.

(8)	Includes 238,333 shares which are subject to options that may be exercised within 60 days of March 1, 2009.

(9)	Includes 1,438,780 shares held by the Sindhu Investments, LP, a family limited partnership; 2,880,070 shares held by the Sindhu Family Trust and 6,867 shares held by Dr. Sindhu’s spouse. Also includes 2,257,811 shares which are subject to options that may be exercised within 60 days of March 1, 2009.

(10)	Includes 915,263 shares held in a trust as community property and 218,333 shares which are subject to options that may be exercised within 60 days of March 1, 2009.

(11)	Includes an aggregate of 9,291,007 shares which are subject to options that may be exercised within 60 days of March 1, 2009.

EXECUTIVE OFFICER AND DIRECTOR STOCK OWNERSHIP GUIDELINES

The Company has adopted stock ownership guidelines to further align the interests of the Company’s named executive officers and directors with the interests of its stockholders and promote the Company’s commitment to sound corporate governance.

The ownership guidelines applicable to named executive officers are determined as a multiple of the officer’s base salary. The Company’s Chief Executive Officer is required to hold shares of Juniper Networks common stock with a value equal to at least three (3) times his or her annual base salary. The other named executive officers are required to hold shares of Juniper Networks common stock with a value equal to one and one-half (1.5) times his or her annual base salary. This ownership guideline is initially calculated using the applicable base salary as of the later of (a) February 11, 2009, and (b) the date the person first became subject to these guidelines as a named executive officer. The base salary guideline for each person will be re- calculated February 7, 2012 and each third year thereafter, and will be based on applicable base salary in effect on such calculation date. Named executive officers are required to achieve the applicable level of ownership within five (5) years of the later of (a) February 11, 2009, and (b) the date the person was initially designated a named executive officer of the Company.

Outside directors are required to hold shares of Juniper Networks common stock with a value equal to three (3) times the amount of the annual retainer paid to outside directors for service on the Board (excluding additional committee retainers, if any). This ownership guideline is initially calculated using the annual cash retainer for service as a director (but not including additional retainers associated with committee or Chairman service) as of the date the person first became subject to these guidelines as an outside director. The ownership guidelines will be re-calculated based on applicable annual director retainers as of February 7, 2012 and each third year thereafter, and will be based on applicable annual Board retainer in effect on such calculation date. Outside directors are required to achieve applicable level of ownership within three (3) years of the later of (a) February 11, 2009 and (b) the date the person first became a non-employee member of the Board.

A complete copy of the Company’s equity ownership guidelines is located at http://www.juniper.net/us/en/local/pdf/legal/stock-ownership-guidelines.pdf.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of Juniper Networks common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal 2008, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to Juniper Networks and the written representations of its directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Worldwide Code of Business Conduct and Ethics (the “Code”) requires that the Company’s employees, officers and directors should avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role (as used in the Code, a “related party transaction”). If the related party transaction involves the Company’s directors or executive officers or is determined by the Company’s Chief Financial Officer to be material to the Company (or if applicable SEC or NASDAQ rules require approval by the Audit Committee), the Audit Committee of the Board, in accordance with the Code and its charter, must review and approve the matter in writing in advance of any such related party transactions.

The Company reimburses Mr. Kriens for ordinary operating costs relating to his use of his aircraft for business purposes up to a maximum amount of $650,000 per year. In 2008, Mr. Kriens received $183,660 in such reimbursements. This reimbursement will be limited to the value of equivalent first-class airfare beginning April 1, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee (the “Committee”) of the Board is comprised entirely of independent directors and has the responsibility for approving compensation for those officers who are designated as reporting officers under Section 16 of the Securities Exchange Act of 1934 (“Section 16 officers”). Generally, the types of compensation and benefits provided to the Section 16 officers are also provided to other non-Section 16 officers reporting to the Chief Executive Officer. Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer or Chief Financial Officer during 2008, as well as the other individuals included in the Summary Compensation Table on page 48, are referred to as the “named executive officers.” All of the named executive officers are current Section 16 officers except for Mr. Scott Kriens, who is no longer an executive officer of the Company but remains subject to Section 16 as Chairman the Board, and Mr. Edward Minshull, who is no longer an employee of the Company.

This discussion describes and analyzes the 2008 compensation program for the named executive officers of the Company as well as certain aspects of the 2009 compensation program for the same individuals.

Executive Compensation Philosophy and Objectives

The Company’s executive compensation programs are overseen by the Committee. The Committee recognizes that in order for the Company to successfully develop, introduce, market and sell products, the Company must be able to attract, retain and reward qualified executives who will be able to operate effectively in a high growth, complex environment. The Committee’s approach is based on the philosophy that a substantial portion of aggregate compensation for named executive officers should be contingent upon the Company’s overall performance and an individual’s contribution to the Company’s success. Key objectives of the executive compensation program are as follows:

•	Provide compensation opportunity that is competitive in the industry;

•	Motivate named executive officers to achieve the Company’s strategic business objectives;

•	Align the interests of named executive officers with the long-term interests of stockholders; and

•	Attract and retain key executive talent.

As a starting point for 2008 the Committee targeted key elements of the named executive officer compensation program relative to competitive benchmarks for similar jobs as follows:

•	Base salary at approximately the 50th percentile, or median;

•	Annual cash incentive compensation at or slightly above the 50th percentile, with an opportunity to earn above the market median for superior performance relative to pre-established goals;

•	Long-term equity incentive compensation between the 50th and 75th percentile, with an opportunity to earn above market median for superior performance relative to pre-established goals and based on stock price appreciation.

Final decisions regarding compensation opportunity for an executive officer take into account individual performance, tenure, criticality of role, and ability to impact business results.

Role of the Compensation Consultant

The Committee has the authority to engage its own advisors to assist it in carrying out its responsibilities and has approved the Company’s retention of Mercer (US) Inc. (“Mercer”) to provide analysis, advice and guidance with respect to compensation. The Committee is free to replace its compensation advisors or retain additional advisors at any time. Mercer evaluated the competitiveness of the Section 16 officer compensation program relative to the external market, provided emerging trends and best practices and developed recommendations. Mercer and Mercer affiliates also provide other services to the Company, including U.S. benefits administration, consulting services related to generally available Company benefit plans, and brokerage services for U.S. and international benefit plans.

Mercer reports to the Company’s Executive Vice President responsible for Human Resources and the Company’s Senior Director of Total Rewards.

Role of the Chief Executive Officer

The Chief Executive Officer makes recommendations to the Committee regarding the salary, incentive target and equity awards for the CFO and other named executive officers (except for himself and Mr. Kriens) based on the analysis and guidance provided by the Mercer and his assessment of the performance of the individuals. He is assisted by the Executive Vice President, Human Resources and the Senior Director of Total Rewards in these recommendations to the Committee.

The Committee independently decides the salary, incentive target and equity awards for the Chief Executive Officer. The Executive Vice President, Human Resources and the Senior Director of Total Rewards make the recommendation regarding the Chief Executive Officer’s compensation with Mercer’s input and advice. Based on the information presented, the Committee discusses the Chief Executive Officer’s performance, Company performance and the competitive market, and independently makes compensation decisions in an executive session, without the Chief Executive Officer present.

Chief Executive Officer

In July 2008, Mr. Kevin Johnson agreed to join the Company as Chief Executive Officer. In determining Mr. Johnson’s new-hire compensation, the Committee considered various factors including market compensation data and in-the-money equity value at the previous employer which Mr. Johnson would forfeit. The Committee’s emphasis on equity grants reflects their intention to reward Mr. Johnson for financial growth and significant increases in stockholder value creation under his leadership. As such, Mr. Johnson’s compensation was set at the following levels:

•	$800,000 in annual base salary.

•	150% of base salary as the target annual cash incentive.

•	Sign-on cash bonus: $5,000,000 to be paid in three annual increments as follows: $1,500,000 for the first year of service, $1,500,000 for the second year of service, and $2,000,000 for the third year of service. Should he voluntarily terminate his employment or if his employment is terminated by the Company with cause (as defined in his employment agreement), he will not receive any of the future increments and he will be responsible for prorated repayment to the Company of the bonus amount for the service year in which the termination occurs.

•	1,600,000 stock options of which 1,400,000 will vest as to 25% of the shares on the first anniversary of his employment commencement and the balance will vest in 36 successive monthly installments, provided Mr. Johnson continues to provide services to the Company. The remaining 200,000 options will vest as to 25% of the shares on March 1, 2010 and the balance will vest in 36 successive monthly installments, provided Mr. Johnson continues to provide services to the Company. Each option has a term of seven years from date of grant, which was September 19, 2008.

•	335,000 Performance shares: the exact number of shares that he will ultimately receive with respect to each year will be determined based on achievement of certain Company performance targets for 2008, 2009, 2010, 2011, and 2012, as determined by the Committee and in accordance with the performance share plan discussed below.

For 2008, Mr. Johnson’s actual salary and annual cash incentive payout were prorated based on his period of service.

Ex-Chief Executive Officer and Chairman of the Board Role Change and Transition Strategy

Effective September 2008, Mr. Kriens transitioned from Chief Executive Officer to Chairman of the Board. To ensure a smooth transition of the Chief Executive Officer responsibilities to Mr. Johnson, the Committee maintained Mr. Kriens’ base salary level through March 2009 and participation in the 2008 executive annual incentive plan for the entire 2008 year.

Although Mr. Kriens is no longer serving as an executive officer, he remains an employee of the Company, providing services to the Company at the direction of Mr. Johnson and the Board. The Committee determined his 2009 compensation arrangement commensurate with his ongoing employment responsibilities when compared to other personnel engaged in related roles within the Company and taking into account the unique value provided in this capacity from Mr. Kriens’ experience as the Company’s Chief Executive Officer. In March 2009 the Committee approved the following compensation arrangement for Mr. Kriens to reflect the change in his responsibilities from Chief Executive Officer to Chairman which are effective April 1, 2009:

•	Annual base salary of $400,000 (reduced from the $700,000 base salary in effect in his capacity as Chief Executive Officer).

•	Performance shares for a target number of shares of 28,806, which vest after 1 year. The number of shares actually earned can range between 0 and 57,612 shares depending on the achievement during 2009 of the performance measures described in “Key 2009 Compensation Program Changes” applicable to the named executive officer performance share awards for 2009.

Mr. Kriens will not be eligible to participate in the annual cash incentive program. Mr. Kriens will continue to earn performance shares from previous grants based on performance and so long as he is an employee of the Company. In addition, Mr. Kriens’ change of control agreement expired in January 2009 and the Committee decided not to renew it given the change in his role.

Factors Considered in Determining Executive Compensation

As a starting point, the Committee reviews competitive compensation market data to establish reference points and relies on the following data sources:

•	Peer Group: A group of publicly-traded networking equipment and other high technology companies per the table below (the “Peer Group”). The companies included in the Peer Group are ones which the Committee believes are similar in size and business scope and which compete with the Company for talent. This list is periodically reviewed and updated by the Committee to take into account changes in both the Company’s business and the businesses of the peer companies. For 2008, the Peer Group was revised at the recommendation of Mercer to replace certain companies that were acquired or were deemed to engage in atypical pay practices compared to the other members of the group. The data on the compensation practices of the Peer Group is gathered through publicly available information. The Company’s fiscal 2008 revenues were approximately $3,572,000,000.

Table 1

FY 2007 Revenues
Peer Group Company	(In millions)

Ebay Inc.	$7,672
Symantec Corp.	$5,874
Corning Inc.	$5,860
CA Inc.	$4,277
Harris Corp.	$4,243
Network Appliance Inc.	$3,303
Adobe Systems Inc.	$3,158
Intuit Inc.	$2,673
UTStarcom Inc.	$2,467
Autodesk Inc.	$2,172
Tellabs Inc.	$1,913
BMC Software Inc.	$1,732
VeriSign Inc.	$1,496
Earthlink Inc.	$1,216
Avaya Inc.	n/a

Peer Group Median	$2,915
Juniper Networks	$2,836

Note: Avaya Inc was acquired in 2007.

•	Published Surveys: For the 2008 annual compensation review, broader technology company data was drawn from the following published survey sources. For corporate positions, data was collected for companies between $1 billion and $6 billion in sales revenue. For the general managers who are compensated in part based on the performance of their respective business unit, the Committee received survey data for top business unit executives scoped to the sales revenue size of each respective business unit at the Company.

Table 2

Executive	Surveys Used in Benchmark	Scope

Kevin Johnson	N/A	N/A
Chief Executive Officer(1)
Scott Kriens Chairman of the Board (Chief Executive Officer through September 8, 2008)	• Radford 2007 Executive Survey • Buck 2006 Executive Survey	• Corporate Revenue, $3B-$5.9B • Corporate Revenue, $1B-$6B
Robyn Denholm Executive Vice President and Chief Financial Officer	• Radford 2007 Executive Survey • Buck 2006 Executive Survey	• Corporate Revenue, $3B-$5.9B • Corporate Revenue, $1B-$6B
Mark Bauhaus Executive Vice President and General Manager, Service Layer Technology Business Group	• Radford 2007 Executive Survey	• Business Group Revenue, survey median scope $2.3B (revenue range not available)
Kim Perdikou Executive Vice President and General Manager, Infrastructure Products Group	• Radford 2007 Executive Survey	• Business Group Revenue, survey median scope $2.3B (revenue range not available)
Pradeep Sindhu Chief Technology Officer and Vice Chairman of the Board	• Radford 2007 Executive Survey • Buck 2006 Executive Survey	• Corporate Revenue, $3B-$5.9B • Corporate Revenue, $1B-$6B
Edward Minshull Executive Vice President Worldwide Field Operations	• Radford 2007 Executive Survey • Buck 2006 Executive Survey	• Corporate Revenue, $3B-$5.9B • Corporate Revenue, $1B-$6B

(1)	Mr. Johnson was a new hire in 2008 and therefore was not part of the 2008 benchmarking evaluation.

After reviewing the market data, the Committee takes into consideration other factors, such as internal equity, individual performance, tenure, leadership skills and ability to impact business performance. In addition, while recruiting key executive talent, the compensation decisions may be determined based on the recruitment negotiations with such individuals and reflect such factors as the amounts of compensation that the individual would forego by joining the Company or the costs of relocation.

Elements of Executive Compensation

The named executive officer compensation program comprises the following elements:

Element	Rationale

Base Salary	Provides fixed level of compensation for day-to-day responsibilities and achieving target goals and objectives
Annual Cash Incentives	Aligns executive efforts with short-term (annual) financial and strategic Company goals
Long-term Incentives	Bridges short and long-term goals and align executive efforts with stockholder value creation
Stock Options	Explicitly aligns executive efforts with stockholder value creation (stock price appreciation)
Performance Shares	Rewards longer-term sustained financial performance, further strengthening the link with stockholder value creation
Restricted Stock Units	Key tool used in specific situations for retention and attraction needs
Benefits	Except as referenced below, executives participate in company wide benefit programs. Executives may choose to defer a portion of salary and annual incentive bonus under a deferred compensation program
Severance	Provides a financial bridge to new employment in line with market competitive practices
Change of Control related Benefits	Encourage the continued attention, dedication and continuity of assigned duties without the distraction that may arise from the possibility of a change of control

Base Salary

Pursuant to the 2008 annual compensation review, the following base salary increases were approved for 2008 by the Committee with an intention to bring salaries closer to the median of the Peer Group. However, even after the adjustment, Mr. Kriens’ 2008 salary was substantially below the median. No changes were made to the base salary of Mr. Edward Minshull because his salary was above the median of the competitive market data. The Committee noted that this was primarily due to the fact that Mr. Minshull was paid in British Pounds and exchange rates had impacted his compensation relative to the other named executive officers. The increase to Ms. Denholm’s salary placed her total target cash compensation slightly above the median for the Peer Group and the Committee determined this was appropriate in light of Ms. Denholm’s performance in 2007.

Table 3

		% Increase Over
Executive	2008 Base Salary	2007 Base Salary

Kevin Johnson(1)	$800,000	N/A
Robyn Denholm	$500,000	4.2%
Mark Bauhaus	$357,000	5.0%
Kim Perdikou	$362,250	5.0%
Pradeep Sindhu	$396,750	15.0%
Scott Kriens	$700,000	16.7%
Edward Minshull	$460,000	—

(1)	Mr. Johnson was a new hire in 2008 and therefore was not part of the merit increase cycle

Annual Cash Incentive Compensation

As discussed above, one of the key program objectives is to have a significant portion of each named executive officer’s compensation tied to performance. To this end, the Company has established a target annual performance-

based cash incentive opportunity for each named executive officer expressed as a percent of base salary. In establishing the amount of target incentive, the Committee takes into account the competitive market data, desired positioning against market, the individual’s role and contribution to performance, and internal consistency among executives at a comparable level. The actual award earned may be higher or lower than this target incentive amount based on company, business unit, and/or individual performance factors.

For 2008, taking into account the changes made to base salary and other factors discussed above, the Committee determined not to make any changes to the target incentives (as a percentage of base salary). The target incentives as a percentage of base salary are presented below:

Table 4

2008 Target
Incentives (as
Executive	% of Base Salary)

Kevin Johnson	150%
Robyn Denholm	100%
Mark Bauhaus	75%
Kim Perdikou	75%
Pradeep Sindhu	75%
Scott Kriens	150%
Edward Minshull	100%

Named executive officers could earn annual cash incentives in 2008 based on pre-determined revenue, non-GAAP operating income and company wide strategic objectives. The strategic goals component pays out based on aggregate achievement against the following three objectives:

•	2008 vs. 2007 employee survey results: Scores maintained and/or improved in the areas of confidence in the future and opportunities for development;

•	2008 unplanned voluntary attrition at or below industry average; and

•	Manager’s Essentials course completion rate.

The table below lists the performance objectives and the weighting assigned to each measure for each individual named executive officer.

Table 5

			Business Group
	Corporate Financial		Financial		Company
	Performance		Performance		Wide
		Operating		Operating	Strategic
Executive	Revenue	Income	Revenue	Income	Goals

Kevin Johnson(1)	50%	30%	—	—	20%
Robyn Denholm	50%	30%	—	—	20%
Mark Bauhaus	25%	15%	25%	15%	20%
Kim Perdikou	25%	15%	25%	15%	20%
Pradeep Sindhu	50%	30%	—	—	20%
Scott Kriens	50%	30%	—	—	20%
Edward Minshull(2)	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Johnson’s payment is based on his annual base salary prorated from the commencement of his employment in September 2008.

(2)	Mr. Minshull resigned from his position at the Company in 2008 and was not eligible for payment.

The amounts paid depend on the level of achievement against the objectives and, with respect to the revenue and operating income objectives, range between zero and 200% of the target incentive. With respect to the specified strategic goals, payments range between zero and 100% of the target incentive. As such, the maximum aggregate amount payable to each named executive officer is 180% of his or her incentive target. The incentive is based on the Company’s revenue results, non-GAAP operating income results and on achieving other specified strategic goals, such as employee engagement and leadership development. However, in the case of a general manager of a business group, such as Mr. Bauhaus and Ms. Perdikou, the revenue and operating income factors are based half on achieving the Company’s revenue and non-GAAP operating income targets and half on achieving the applicable business group’s revenue and non-GAAP contribution margin targets. However, no payment is earned for any component if less than 80% of the operating income objective is achieved. At 80% of the objective, 30% of the applicable component is earned; achievement of 100% of the objective results in 100% of the component earned; and if 120% of the revenue or operating income objective is achieved, 200% of that component is earned. For 2008, the Committee set target performance goals at levels which it believed at the time to be difficult but achievable and set maximum performance goals a level which it believed to be very difficult.

Upon completion of the measurement period for 2008, the Committee reviewed the performance of the Company and each applicable business group to verify and approve the calculations of the amounts to be paid. Actual payments to named executive officers under the incentive program ranged between 68% and 88% of the individual’s target bonus for the year. The following table summarizes the payments for the Company’s named executive officers (expressed as percentage of their 2008 target incentive):

Table 6

			Business Group
	Corporate Financial		Financial		Company
	Performance		Performance		Wide
		Operating		Operating	Strategic
Executive	Revenue	Income	Revenue	Income	Goals	Total

Kevin Johnson(1)	38%	28%	—	—	20%	86%
Robyn Denholm	38%	28%	—	—	20%	86%
Mark Bauhaus	19%	14%	15%	0%	20%	68%
Kim Perdikou	19%	14%	21%	14%	20%	88%
Pradeep Sindhu	38%	28%	—	—	20%	86%
Scott Kriens	38%	28%	—	—	20%	86%
Edward Minshull(2)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Johnson’s payment is based on his annual base salary prorated from the commencement of his employment in September 2008.

(2)	Mr. Minshull resigned from his position at the Company in 2008 and was not eligible for payment.

In comparison, payments to eligible named executive officers under the Company’s 2007 annual cash incentive program ranged between 100% and 117% of the individual’s target bonus for the year.

Long-Term Equity Incentive Compensation

The equity compensation programs are intended to align the interests of our named executive officers with those of our stockholders by creating an incentive to drive financial performance over time and maximize stockholder value creation. The vehicles used for the equity compensation program and the rationale for their use is as follows:

•	Stock options provide payout opportunity to the named executive officers only if the stock price appreciates relative to the date of grant, which is an express link between stockholder value creation and executive efforts. The stock options vest based upon continued service over a four year period.

•	Performance share awards are designed to reward executive efforts with respect to year-over-year sustained financial performance, which in the longer-term potentially positively impacts stockholder value. The amount of performance shares earned for a particular year is based on the achievement of annual performance targets established for that year. For 2008, the performance targets were based on revenue and non-GAAP operating margin. For 2008, the Committee set target performance goals at levels which it believed at the time to be difficult but achievable and set maximum performance goals a level which it believed to be very difficult. With respect to each year’s performance, the participants can earn between 0% and 200% of the target amount for that year depending on the level of achievement against the targets established for that year (the target amount for each year is one third of the target amount for the entire three year period). Shares earned vest on satisfaction of the service period of three years from date of grant. No shares are vested or issued prior to the completion of the third year, and any earned but unvested shares are forfeited if the employee leaves the Company before they are vested and paid.

•	Service-based restricted stock units (RSUs) are granted to named executive officers on a case by case bias to reward exemplary performance and manage retention risk.

In determining the amount of long-term equity incentives to award each individual, the Committee evaluated grant levels in the Peer Group and reported in the survey data. The Committee’s objective was to continue to target total direct compensation near the 50th percentile of the Peer Group market data discussed above. However, within this general objective, the specific number of equity awards for each of the Named Executive Officers was based on their respective roles and grade level. In structuring the 2008 awards, the Committee sought to allocate approximately 50% of the value to stock options and 50% to the performance shares.

The stock options were granted by the Company on March 21, 2008 and have an exercise price equal to the closing market price in effect on the date of grant of $25.16 per share. The options have a seven-year term and vest with respect to 25% of the shares on the first anniversary of grant and with respect to 1/48th of the shares each month thereafter, assuming continued service to the Company. The performance shares were granted on March 21, 2008 and vest after the Committee approves the payout calculations following the end of the third performance year based on achievement of specific performance objectives established for each year of a three-year period. In the case of Mr. Johnson, his performance shares were granted in connection with the commencement of his employment in September 2008 and vest each year after the Committee approves the payout calculations following 2008, 2009, 2010, 2011, and 2012. Details on individual grants can be found in the Grants of Plan Based Awards Table on page 51 of this document.

The table below details shares “banked” (meaning that they have been earned subject to the condition that they do not vest until after the last performance period, except in the case of Mr. Johnson as noted above) for the 2008 performance measurement year by each named executive officer under their outstanding performance shares that were granted in 2007 and/or 2008 based on actual 2008 performance.

Table 7

				2008
	Grant Year of	Total		Performance	2008 Total
	Performance	Performance		Achievement	Shares
Executive	Shares	Share Target	2008 Target	(% of Target)	Banked

Kevin Johnson(1)	2008	335,000	35,000	96%	33,600
Robyn Denholm	2008	25,000	8,334	96%	8,001
Mark Bauhaus	2008	25,000	8,334	96%	8,001
Kim Perdikou	2008	25,000	8,334	96%	8,001
	2007	33,000	11,000	96%	10,560
Pradeep Sindhu	2008	25,000	8,334	96%	8,001
	2007	33,000	11,000	96%	10,560
Scott Kriens	2008	70,000	23,334	96%	22,401
	2007	100,000	33,333	96%	32,000
Edward Minshull(2)	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Johnson’s performance share award is a five year award and differs from the awards described above-please seethe descriptions above for a description of his award.

(2)	Mr. Minshull resigned from his position at the Company in 2008 and was not eligible for award.

In addition, on March 21, 2008 the Committee granted Mr. Bauhaus a restricted stock unit award for 30,000 shares that vests in three equal annual installments, provided Mr. Bauhaus continues to provide services to the Company. The Committee granted this award in recognition of Mr. Bauhaus’ prior contributions to the Company.

Benefits and Perquisites

The named executive officers are provided the same benefits available to employees broadly. The Committee believes that the benefits programs are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain talent.

Mr. Minshull participated in the Group Personal Pension Plan which is a tax-qualified defined contribution retirement plan available to all full time employees in the United Kingdom. The Company contributed 7% of an employee’s base salary to the plan following an initial period of service, which Mr. Minshull had satisfied. As such, Company contributions for Mr. Minshull were fully-vested upon contribution. The Company does not match employee contributions to this plan. The Company does not maintain or provide any defined benefit plans for its employees.

As is typical for the Company’s managers in Europe, in 2008 Mr. Minshull was given a car allowance. Mr. Minshull received a car allowance of $1,852 per month in arrears, less deductions for tax and U.K. National Insurance taxes contributions. He was also entitled to reimbursement of fuel costs through the standard expense reimbursement process.

In addition to the company wide benefits, named executives officers participate in the Deferred Compensation and Executive Wellness Program described below.

Deferred Compensation Plan

In June 2008 the Company adopted and implemented a deferred compensation plan. All named executive officers are eligible to participate in the deferred compensation plan. The Company implemented this plan in order to offer benefits that are competitive with companies with which we compete for talent. This plan allows participants to elect to defer a certain amount of compensation earned into one or more investment choices. The participants are not taxed on the compensation deferred into these investments until distribution of invested funds to the participant at a future date, which may be upon termination of employment with the Company or a designated “in-service” date elected by the participant. The deferred compensation plan is intended to comply with Internal Revenue Code Section 409A. Information regarding participation in the deferred compensation plan by named executive officers in 2008 is set forth in the Non-Qualified Deferred Compensation Table on page 54 below.

Executive Wellness Program

The Committee approved the adoption of an Executive Wellness Program (the “Wellness Program”) beginning in June 2008. Under the Wellness Program, eligible executives will receive additional benefits focused on health care screening and wellness. The total value this benefit is limited to $10,000 per year for each eligible executive. The Committee believes that by promoting the health and wellness of its executives can result in a number of benefits to the Company, including increased productivity, lower absentee rate and increased organizational stability, among others.

From time to time, the Company may agree to reimburse employees for relocation costs if the employee’s job responsibilities require him or her to move a significant distance. In connection with Mr. Johnson’s joining the Company in September 2008, the Company agreed to reimburse Mr. Johnson for relocation expenses to facilitate his move to a location near the Company’s corporate headquarters. Mr. Johnson was reimbursed $34,169 in connection with such expenses.

In addition, in connection with attendance at a Company-sponsored recognition event in 2008, Mr. Kriens, Mr. Bauhaus, Mr. Minshull and Ms. Perdikou received $32,090, $27,340, $27,840 and $12,492 in deemed compensation.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2008, are included in the column entitled “All Other Compensation” in the Summary Compensation Table on page 48.

Severance Benefits

In addition to compensation designed to reward employees for service and performance, the Committee has approved certain severance and change of control provisions for certain employees, including named executive officers.

Basic Severance

In order to recruit executives to the Company and encourage retention of employees, the Committee believes it is appropriate and necessary to provide assurance of certain severance payments if the Company terminates the individual’s employment without cause, as described below. The Committee has approved severance benefits for several members of senior management, including Mr. Bauhaus, Ms. Denholm, Mr. Kriens, Ms. Perdikou and Dr. Sindhu. In the event the employee is terminated involuntarily by Juniper Networks without cause, as defined in their respective agreements, and provided the employee executes a full release of claims, in a form satisfactory to Juniper Networks, promptly following termination, the employee will be entitled to receive the following severance benefits: (i) an amount equal to six months of base salary, (ii) an amount equal to half of the individual’s annual target bonus for the fiscal year in which the termination occurs, and (iii) in the case of Mr. Bauhaus and Ms. Denholm, six months of Company-paid health, dental, vision, and life insurance coverage.

Upon the commencement of her employment, Ms. Denholm entered into a severance agreement with the Company that also provides , in addition to the aforementioned benefits upon a termination without cause, that in the event Ms. Denholm voluntarily terminates her employment with the Company within the first two (2) years of employment for good reason, as defined in the agreement, and provided she executes a full release of claims, promptly following termination, Ms. Denholm shall receive the following severance benefits: (i) an amount equal to six months of base salary, (ii) an amount equal to half of her annual target bonus for the fiscal year in which the termination occurs and (iii) six months of Company-paid health, dental, vision, and life insurance coverage, (iv) provided no shares have otherwise vested under the restricted stock unit award granted to Ms. Denholm in August 2007, acceleration of vesting of such restricted stock units equal to the total number of shares covered by such award, multiplied by the number of full months of service to the Company completed through the date of termination divided by 48, and (v) provided no shares have otherwise vested under the above stock option award granted to Ms. Denholm in August 2007, acceleration of vesting of such options equal to the total number of shares covered by such award, multiplied by the number of full months of service to the Company completed through the date of termination divided by 48.

Upon the commencement of his employment, Mr. Johnson entered into a severance agreement which provided that in the event Mr. Johnson is terminated involuntarily by the Company without cause, as defined in the agreement, and provided he executes a full release of claims, in a form satisfactory to Juniper Networks promptly following termination, Mr. Johnson will be entitled to receive the following severance benefits: (i) an amount equal to one year of base salary, (ii) an amount equal to his annual target bonus for the fiscal year in which the termination occurs, and (iii) six months of Company-paid health, dental, vision, and life insurance coverage.

The Committee believes that the size of the severance packages described is consistent with severance offered by other companies of the Company’s size or in the Company’s industry.

The following table describes the potential payments upon termination of employment without cause, or for Ms. Denholm only, for good reason, (assuming the change of control benefits discussed below do not apply) for each of the named executive officers as described above. Amounts payable in cash assume relevant salary, bonus and benefit values in effect as of December 31, 2008. The amounts in the following table for equity awards for Ms. Denholm represent the additional value of the awards that vest as a result of the resignation for good reason (as defined in the applicable agreement). For purposes of valuing the equity awards, the amounts below are based on a per share price of $17.51, which was the closing price as reported on the NASDAQ Global Select Market on December 31, 2008.

Table 8

Potential Severance Payments for Termination Without Cause

		Incentive	Value of
	Base Salary	Compensation	Accelerated Equity
Name	Component	Component	Awards		Benefits

Kevin Johnson	$800,000	$1,200,000	N/A		$9.918
Robyn Denholm	$250,000	$250,000	$262,650	(1)	$9,918
Mark Bauhaus	$178,500	$133,875	N/A		$9,918
Kim Perdikou	$181,125	$135,844	N/A		N/A
Pradeep Sindhu	$198,375	$148,782	N/A		N/A
Scott Kriens	$350,000	$525,000	N/A		N/A
Edward Minshull(2)	N/A	N/A	N/A		N/A

(1)	Vesting acceleration applicable only in connection with resignation for good reason as described above.

(2)	Inapplicable due to resignation of Mr. Minshull in 2008.

Change of Control Severance

The Committee considers maintaining a stable and effective management team to be essential to protecting and enhancing the best interests of the Company and its stockholders. To that end, the Committee recognizes that the possibility of a change of control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management to the detriment of the Company and its stockholders. Accordingly, the Committee decided to take appropriate steps to encourage the continued attention, dedication and continuity of members of the Company’s management to their assigned duties without the distraction that may arise from the possibility of a change of control. As a result, the Committee approved certain severance benefits for Mr. Johnson, Mr. Kriens, Ms. Denholm, Mr. Bauhaus, Mr. Minshull, Ms. Perdikou and Dr. Sindhu, as well as for several members of senior management in the event of certain employment terminations following a change of control. In approving these benefits the committee considered a number of factors, including the prevalence of similar benefits adopted by other publicly traded companies. In the case of Mr. Johnson, the change of control benefits were also deemed appropriate in light of the negotiations to secure the services of Mr. Johnson as Chief Executive Officer. All current change of control agreements will expire in January 2011 (other than Mr. Johnson’s which expires in January 2013 and Mr. Kriens’ which expired in January 2009). The Committee takes into account current role, impact of a transaction on the role before renewing the agreements for another period of three years. In line with the change in role of Mr. Kriens from Chief Executive Officer to Chairman of the Board, the Committee did not renew his change of control agreement when it expired in 2009.

The change of control severance benefits approved by the Committee for all named executive officers other than Mr. Johnson, provided the executive signs a release of claims and complies with certain post termination non-solicitation and non-competition obligations, provide that the executive will receive change of control severance benefits if either (i) the executive is terminated without cause within 12 months following the change of control or (ii) between 4 and 12 months following a change of control the executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for good reason” (both “cause” and “good reason” are defined in the agreement). For the purposes of this agreement, a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains the Chief Financial Officer of the subsidiary or business unit substantially containing the Company’s business following a change of control) does not by itself constitute grounds for “good reason”.

These change of control severance benefits consist of (i) a cash payment equal to the executive’s annual base salary plus the employee’s target bonus for the fiscal year in which the change of control or the executive’s termination occurs, whichever is greater, (ii) acceleration of vesting of all of the executive’s then unvested outstanding stock options, stock appreciation rights, restricted stock units and other Company equity compensation awards that vest based on time, and (iii) one year of Company-paid health, dental and vision insurance coverage. With respect to equity compensation awards that vest wholly or in part based on factors other than time, such as performance (whether individual or based on external measures such as Company performance, market share, stock price, etc.), the change of control severance benefits include acceleration as follows: (i) any portion for which the measurement or performance period or performance measures have been completed and the resulting quantities have been determined or calculated, shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse), and (ii) the remaining portions shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse) in an amount equal to the number that would be calculated if the performance measures were achieved at the target level.

Mr. Johnson’s change of control severance benefits are as follows. Provided he signs a release of claims and complies with certain post termination non-solicitation and non-competition obligations, Mr. Johnson will receive change of control severance benefits if either: (i) he is terminated without cause within 18 months following the change of control, or (ii) between 12 and 18 months following a change of control he terminates his employment with the Company (or any parent or subsidiary of the Company) for “Good Reason.” The change of control severance benefits consist of: (i) a cash payment equal to his annual base salary plus his target bonus for the fiscal year in which the change of control or his termination occurs, whichever is greater, (ii) acceleration of vesting of all of his then unvested outstanding stock options, stock appreciation rights, restricted stock units and other Company equity compensation awards that vest based on time, and (iii) one year of Company-paid health, dental, vision, and life insurance coverage. With respect to equity compensation awards that vest wholly or in part based on factors other than time, such as performance (whether individual or based on external measures such as Company performance, market share, stock price, etc.), Mr. Johnson’s change of control severance benefits include acceleration as follows: (i) any portion for which the measurement or performance period or performance measures have been completed and the resulting quantities have been determined or calculated, shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse), and (ii) the remaining portions shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse) in an amount equal to the number that would be calculated if the performance measures were achieved at the target level. In the event that any of the provisions of the Company’s 2006 Equity Incentive Plan would prevent him from receiving a portion of the entire amount of acceleration of Restricted Stock, Performance Shares or Restricted Stock Units or Deferred Stock Units which would otherwise accelerate under the change of control agreement, then Mr. Johnson’s employment agreement provides for paying him the cash value of such shares. For purposes of this change of control agreement, “Good Reason” means any of the following actions taken without Mr. Johnson’s express written consent: (i) any material reduction of his duties, title, authority or responsibilities or a material change in who he reports to, relative to his duties, title, authority or responsibilities and reporting relationship as in effect immediately prior to such reduction, (ii) a substantial reduction of the facilities and perquisites (including office space and location) available to Mr. Johnson immediately prior to such reduction, (iii) a reduction by the Company in the base compensation or total target cash compensation as in effect immediately prior to such reduction, (iv) a material reduction by the Company in the kind or level of benefits to which Mr. Johnson was entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced, or (v) the relocation of Mr. Johnson to a facility or a location more than forty (40) miles from his then-present location. For purposes of this change of control agreement, “Cause” means (i) an act of personal dishonesty taken by Mr. Johnson in connection with his responsibilities as an employee and intended to result in substantial personal enrichment, (ii) Mr. Johnson being convicted of, or pleading nolo contendere to a felony, (iii) a willful act by Mr. Johnson which constitutes gross misconduct and which is injurious to the Company, or (iv) following delivery to Mr. Johnson of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that he has not substantially performed his duties, continued violations by Mr. Johnson of his obligations to the Company which are demonstrably willful and deliberate. If any of the change of control benefits would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and be subject to the excise tax and any related interest or penalties, then he will be entitled to receive from the Company an additional payment (the “Gross-Up Payment”) in an amount up to a maximum of $5 million that that would fund his payment of any excise tax payments as well as all income and employment taxes imposed on the Gross-Up Payment, any Excise Tax imposed on the Gross-Up Payment and any interest or penalties imposed with respect to income and employment taxes imposed on the Gross-Up Payment. No Gross-Up Payment is required if the amount of benefits that would constitute a Parachute Payment is $1 million or less.

The following table describes the potential payments upon termination of employment in connection with a change of control of Juniper Networks for each of the named executive officers. The amounts in the following table for equity awards represent the value of the awards that vest as a result of the termination without cause or a resignation for “good reason” (as defined in the applicable agreement) of the named executive officer’s employment in connection with a change of control. For purposes of valuing the stock options, the amounts below are based on a per share price of $17.51, which was the closing price as reported on the NASDAQ Global Select Market on December 31, 2008. Other amounts payable assume relevant salary, bonus and benefit values in effect as of December 31, 2008. The amounts in the following table related to benefits represent the amounts payable by the Company to maintain the officer’s benefits for the period following the termination of the named executive officer’s employment in connection with a change of control as described above.

Table 9

Potential Payments Upon Termination in Connection with a Change of Control

		Incentive
	Base Salary	Compensation	Benefits	Value of
	Severance	Severance	Severance	Accelerated	280G
Name	Component	Component	Component	Equity Awards	Gross-up

Kevin Johnson	$800,000	$1,200,000	$19,835	$5,865,850	$—
Robyn Denholm	$500,000	$500,000	$19,835	$1,225,700	N/A
Mark Bauhaus	$357,000	$267,750	$19,835	$2,703,450	N/A
Pradeep Sindhu	$396,750	$297,563	$19,835	$1,557,339	N/A
Kim Perdikou	$362,250	$271,688	$19,835	$2,150,578	N/A
Scott Kriens(1)	$700,000	$1,050,000	$19,835	$3,291,880	N/A
Edward Minshull(2)	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Kriens’ change of control severance agreement expired in January 2009 and given the change in his role was not renewed.

(2)	Inapplicable due to resignation of Mr. Minshull in 2008.

Key 2009 Compensation Program Changes

In 2009, the Committee refined its compensation philosophy to address the following five principles and strategy elements:

Principle	Strategy

1. Enhance Accountability	• Executive compensation linked to a clear set of business objectives
2. Manage to Balanced Results	• Compensation strategy that drives balanced results between the following:
• Short and long-term objectives
• Individual and team performance
• Financial and non-financial objectives
• Customer satisfaction and growth
3. Reward High Performance	• Upside potential in the incentive plans for superior performance with downside risk for underperformance
4. Attract & Retain Talent	• Market-competitive programs with flexibility to be aggressive for mission-critical talent retention and acquisition
5. Align with Stockholder Interests	• Programs that are transparent, easily understood and meet fiduciary commitments to stockholders

Base Salary

Pursuant to the 2009 annual compensation review, the base salaries of the named executive officers were temporarily reduced by 10% for the Chief Executive Officer and 5% for the other named executive officers. The reductions for the named executive officers were effective April 1, 2009 and will be in effect until January 1, 2010, at which time the salaries will automatically revert to their 2008 levels. The Committee implemented these reductions upon the recommendation of management, who proposed these changes to demonstrate the importance of controlling costs in light of recent global economic weakness.

Annual Cash Incentive Plan

For the 2009 fiscal year, the Committee approved the 2009 Annual Incentive Plan (the “2009 AIP”). Named executive officers and other eligible participants can earn between 0% — 200% of their target opportunity based on the performance relative to measures presented in the table below. The incentive targets of the named executive officers remained unchanged for 2009 and will be calculated taking into account the reduction in salary described above. Key design characteristics of the 2009 AIP are:

•	No payout for performance below specified thresholds and

•	30% based on achievement of strategic goals comprised of the individual’s organization scorecard and individual objectives, as applicable.

Table 10

	Corporate Financial Performance		Business Group Financial Performance
	Revenue	Operating	Revenue	Operating	Strategic
Executive	Growth	Margin	Growth	Margin	Goals

Corporate Executives	35%	35%	—	—	30%
Business Group Executives	10%	10%	25%	25%	30%

For 2009, the Committee approved financial objectives under the 2009 AIP to focus on revenue growth and non-GAAP operating margin. The Committee believes that these revised metrics better align executive incentives with the goals of generating consistent growth and profitability in a challenging economic environment. In addition, the Committee changed the component of the incentive program linked to achievement specified strategic goals. Each executive’s goals are generally based upon individual and organizational scorecards created for each respective participant. A compensation pool covering the aggregate of this component for all of the executive officers will be established over the performance period at target. The CEO will make recommendations to the

Committee as to how much of the pool to allocate to each executive based on that individual’s achievement. In addition, the CEO could make recommendations to the Committee for discretionary funding above target in the event of outstanding performance. The CEO’s payout under this component will be decided by the Committee in executive session without the CEO present. Final allocations will be approved by the Committee. The Committee believes that these changes can enhance the linkage of individual, team and organizational performance. For 2009, the Committee set target performance goals at levels which it believed at the time to be difficult but achievable and set maximum performance goals a level which it believed to be very difficult.

Long-Term Incentive Program

The Company has been focused on managing its annual equity usage as a percentage of its common shares outstanding to align with Peer Group competitive levels. To further reduce its equity usage, the Committee reviewed its overall equity compensation program and made changes intended to position the Company’s annual run rate below the peer group’s 75th percentile. For 2009, the Company sought to implement a more consistent and comprehensive compensation system. The Company created a compensation range for each job grade, including the executive officer grades, with a specified base salary, target cash incentive and long-term incentive range. In determining the ranges for long-term incentives, the Committee sought to allocate to the named executive officers approximately 50% of award value in stock options and 50% award value in performance shares. The amount of each component’s range awarded to a specific named executive officer was based on the individual’s role and grade. For the performance shares granted in 2007, 2008 and 2009, the performance measure for 2009 will be annual operating cash flow margin. The Committee believes that introduction of operating cash flow margin as a performance measures will incentivize cost management and add rigor while making capital expenditure decisions. For 2009, the Committee set target performance goals at levels which it believed at the time to be difficult but achievable and set maximum performance goals a level which it believed to be very difficult.

Amendment of Certain Stock Options

On August 26, 2008, in connection with the settlement of the Company’s stockholder derivative litigation, the Company and Dr. Sindhu agreed to increase the exercise price of certain unexercised stock options held by Dr. Sindhu that had original exercise prices per share that were less than the fair market value per share of the Company’s common stock on the option’s date of grant, as determined by the Company for financial accounting purposes in connection with its investigation into historical stock option practices. The options were amended to increase the exercise price for the unexercised portion of these affected options to the fair market value per share on the date of grant.

Acceleration of Certain Equity Awards for Mr. Minshull

In May 2008, Mr. Minshull announced that he would resign from the Company in September 2008. In connection with such departure, the Committee approved a performance-based incentive arrangement for Mr. Minshull during the period prior to the cessation of his employment to help ensure a successful transition. Under this arrangement, to the extent Mr. Minshull achieved certain targets related to the Company’s sales achievement in the second and third quarters of 2009, then: (1) a proportional number of shares subject to stock option awards held by Mr. Minshull that were scheduled to vest from October 1, 2008 through January 31, 2009 would become vested and exercisable; and (2) a proportional number of shares subject to the restricted stock unit awards granted to Mr. Minshull on January 4, 2007 and February 27, 2007 that were scheduled to vest in February 2009 will become vested. In October 2008, based upon the partial achievement of such objectives, vesting of the following awards was accelerated as indicated below.

Table 11

		Exercise	Total Shares
Grant Date	Award Type	Price	Accelerated

February 8, 2006	Stock Option	$18.96	23,678
March 9, 2007	Stock Option	$18.31	5,224
January 4, 2007	RSU	N/A	28,413
February 27, 2007	RSU	N/A	3,978

Stock Option Granting Policy

The Board has approved a policy for granting stock options and equity awards. Pursuant to the policy, new hire and ad hoc promotional and adjustment grants to non-executive employees are to be granted monthly on the third Friday of the month, except as discussed below. All approvals of option grants by the Board, the Stock Committee, or the Compensation Committee shall be made at a meeting, which may be either in-person or telephonic, and not by unanimous written consent, except that this requirement shall not apply to Board actions, such as the appointment of new directors, as to which the granting of options is incidental to the primary Board action. Annual performance grants to non-Section 16 officers are scheduled to occur on the same date as a monthly grant and shall be approved by the Stock Committee in the manner described above. Grants in connection with acquisitions shall, unless a date is specified in the acquisition agreement, occur to the extent practical on a date on which equity awards to Company employees are made by the Stock Committee. Annual equity awards to Section 16 officers are generally scheduled to be approved at a meeting of the Compensation Committee in the first quarter after the Q4 earnings announcement and prior to March 1. The annual grants to Section 16 officers are also generally scheduled to be effective on the third Friday of the month if the meeting approving such grants occurs on or before such date. Notwithstanding the foregoing, if the Company is advised by outside counsel that the granting of equity awards on a particular date or to particular recipients, or prior to the disclosure of certain non-public information, could reasonably be deemed to be a violation of applicable laws or regulations, such grants may be delayed until such time as the granting of those awards would be not reasonably expected to constitute a violation. If making a particular monthly grant would cause the Company to exceed any granting limitation imposed by the Board or Compensation Committee (such as an annual limit), the monthly grant shall be delayed until the first subsequent month in which the limitation would not be exceeded. If the making of a grant would cause the Company to violate the terms of any agreement approved by the Board or a Committee of the Board, such grant shall be delayed until it would not violate such agreement. The exercise price of options granted will be the closing market price on the effective date of grant. The Company intends to grant options in accordance with the foregoing policy without regard to the timing of the release of material non-public information, such as a positive or negative earnings announcement.

Equity Ownership Guidelines

The Company has adopted stock ownership guidelines to further align the interests of the Company’s named executive officers and directors with the interests of its stockholders and promote the Company’s commitment to sound corporate governance. Please see “Executive Officer and Director Stock Ownership Guidelines” on page 29 of this proxy statement for more information

The Impact of Favorable Accounting and Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our compensation program is a relevant consideration in their design. However, the Company and Committee have placed a higher priority on structuring flexible compensation programs to promote the recruitment, retention and performance of Section 16 officers than on maximizing tax deducibility. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that Juniper Networks may deduct in any one year with respect to certain executive officers. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

There is an exception to the $1,000,000 limitation for certain performance-based compensation meeting certain requirements. The Company believes that the stock options and, if Proposal Number 2 is approved by our stockholders, performance shares awarded in 2009 under the Company’s 2006 Equity Incentive Plan, will meet the terms of the exception. Restricted stock units are not considered performance-based under Section 162(m) of the Tax Code and, as such, are generally not deductible by the Company. The Company has not sought stockholder approval of its annual cash incentive plans, and therefore, payments under those plans may not be fully deductible.

The Company believes it has amended all executive officer arrangements covered by Tax Code Section 409A in a timely manner.

Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R). Like many of the companies within our Peer Group, Juniper Networks has lowered both grant guidelines and option participation rates to ensure that the Company’s equity granting practice remains competitive but also within acceptable cost limitations.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and included in this proxy statement beginning on page 31 with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William R. Stensrud (Chairman)
J. Michael Lawrie

Compensation Committee Interlocks And Insider Participation

No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Summary Compensation Table

The following table discloses compensation received by persons serving as our Chief Executive Officer or Chief Financial Officer during fiscal 2008 as well as our three other most highly paid executive officers (together with those persons serving as CEO or CFO in 2008, the “named executive officers”) as of December 31, 2008, as well as their compensation received for each of the fiscal years ending December 31, 2007, and December 31, 2006. In addition, the “named executive officers” include Edward Minshull who was not an executive officer as of December 31, 2008, but would have been included among the most highly paid executive officers during 2008 but for the fact that he resigned his position during 2008.

Summary Compensation Table

									Change in
									Pension
									Value
									Nonqualified
							Non Equity		Deferred
Name and					Stock	Option	Incentive Plan		Compensation	All Other
Principal Position	Year	Salary	Bonus		Awards(1)	Awards(1)	Compensation		Earnings	Compensation		Total

Scott Kriens	2008	$675,000	$—		$856,233	$1,485,420	$903,000	(2)	$—	$38,457	(5)	$3,958,110
Chairman of the Board	2007	$568,750	$—		$767,768	$2,945,118	$981,000	(3)	$—	$6,367	(6)	$5,269,003
	2006	$475,000	$—		$182,482	$5,270,777	$591,376	(4)	$—	$2,540	(7)	$6,522,175

Kevin Johnson	2008	$251,515	$1,500,000	(8)	$908,931	$1,111,292	$344,000	(2)	$—	$34,739	(9)	$4,150,477
Chief Executive	2007	$—	$—		$—	$—	$—		$—	$—		$—
Officer	2006	$—	$—		$—	$—	$—		$—	$—		$—

Robyn Denholm	2008	$495,000	$—		$380,936	$820,465	$430,000	(2)	$—	$14,063	(11)	$2,140,464
Executive Vice	2007	$183,637	$250,000	(10)	$135,240	$264,207	$218,000	(3)	$—	$2,954	(12)	$1,054,038
President, Chief	2006	$—	$—		$—	$—	$—		$—	$—		$—
Financial Officer

Mark Bauhaus	2008	$352,750	$—		$472,888	$784,027	$182,070	(2)	$—	$32,233	(14)	$1,823,968
Executive Vice	2007	$86,417	$150,000	(13)	$94,154	$170,846	$85,000	(3)	$—	$236	(15)	$586,653
President and General	2006	$—	$—		$—	$—	$—		$—	$—		$—
Manager, Service Layer
Technology Business
Group

Edward Minshull(16)	2008	$266,254	$—		$1,184,800	$921,601	$—		$—	$98,266	(17)	$2,470,921
Executive Vice	2007	$464,600	$—		$943,233	$749,109	$506,414	(3)	$—	$61,610	(18)	$2,724,966
President Worldwide	2006	$440,789	$250,000	(20)	$91,241	$792,476	$381,519	(4)	$—	$174,262	(19)	$2,130,287
Field Operations

Kim Perdikou	2008	$357,938	$—		$695,735	$1,031,449	$239,085	(2)	$—	$27,073	(21)	$2,351,280
Executive Vice	2007	$333,750	$—		$586,722	$824,833	$302,738	(3)	$—	$64,562	(22)	$2,112,605
President and General	2006	$290,861	$300,000	(20)	$45,620	$394,553	$284,833	(4)	$—	$3,250	(7)	$1,319,118
Manager,
Infrastructure
Products Group and

Pradeep Sindhu	2008	$383,813	$5,000	(23)	$271,736	$667,052	$255,904	(2)	$—	$7,699	(24)	$1,591,204
Chief Technology	2007	$321,250	$—		$227,441	$889,078	$282,038	(3)	$—	$5,916	(25)	$1,728,711
Officer and Vice	2006	$243,750	$1,000	(23)	$42,153	$1,609,171	$207,500	(4)	$—	$2,828	(7)	$2,106,402
Chairman of the Board

(1)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by Juniper Networks in fiscal 2008, 2007, or 2006, as applicable for equity awards as determined pursuant to FAS 123R disregarding forfeiture assumptions. These compensation costs reflect option awards granted in and prior to fiscal 2008, 2007, or 2006, as applicable, as well as certain restricted stock unit awards earned in 2006 but issued in 2007. The assumptions used to calculate the value of option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in Juniper Networks Annual Report on Form 10-K for 2008 filed with the SEC on March 2, 2009.

(2)	Amounts reflect bonuses earned in 2008 but paid in 2009 under the 2008 Juniper Networks annual cash incentive program.

(3)	Amounts reflect bonuses earned in 2007 but paid in 2008 under the 2007 Juniper Networks annual cash incentive program.

(4)	Amounts reflect bonuses earned in 2006 but paid in 2007 under the 2006 Juniper Networks annual cash incentive program.

(5)	Consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $32,090 in deemed compensation for attendance at a Company-sponsored recognition event and $5,125 in matching contributions paid under the Company’s 401(k) plan.

(6)	Consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums and $5,125 in matching contributions paid under the Company’s 401(k) plan.

(7)	Consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums and $2,000 in matching contributions paid under the Company’s 401(k) plan.

(8)	Amount paid reflects a $1,500,000 sign on bonus paid to Mr. Johnson upon commencement of employment with the Company.

(9)	Amount paid reflects $34,169 in taxable relocation costs and costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums.

(10)	Amount paid reflects a $250,000 sign on bonus paid to Ms. Denholm upon commencement of employment with the Company.

(11)	Consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $7,500 paid by the Company under its Executive Wellness Program and $3,875 in matching contributions paid under the Company’s 401(k) plan.

(12)	Consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums and $2,500 in matching contributions paid under the Company’s 401(k) plan.

(13)	Amount paid reflects a $150,000 sign on bonus paid to Mr. Bauhaus upon commencement of employment with the Company.

(14)	Consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $27,340 in deemed compensation for attendance at a Company-sponsored recognition event and $3,875 in matching contributions paid under the Company’s 401(k) plan.

(15)	Consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums.

(16)	Mr. Minshull was paid in British Pounds (£). The compensation amounts for Mr. Minshull in this proxy statement are presented on an as-converted to U.S. Dollars ($) basis at a rate of $1.9515, $2.02 and $1.5435 for each £1, respectively. This represents the exchange rate in effect for conversion of British Pounds to U.S. Dollars as of December 31, 2006, December 31, 2007, and December 31, 2008, respectively.

(17)	Amounts paid reflect $16,670 in car allowance, $27,840 in deemed compensation for attendance at a Company-sponsored recognition event, $35,118 paid to Mr. Minshull for unused vacation days upon his termination with the Company and $18,638 in matching contributions paid under the Company’s UK Group Personal Pension Plan, a defined contribution plan available to all full-time UK employees.

(18)	Amounts paid reflect $29,088 in car allowance and $32,522 in contributions paid by Juniper Networks under the Company’s UK Group Personal Pension Plan, a defined contribution plan available to all full-time UK employees.

(19)	Amounts paid reflect $115,305 in commissions paid; $28,102 in car allowance and $30,855 in matching contributions paid under the Company’s UK Group Personal Pension Plan, a defined contribution plan available to all full-time UK employees.

(20)	On January 4, 2007, the Compensation Committee approved discretionary cash bonuses for 2006 for Mr. Minshull and Ms. Perdikou in the amounts of $250,000 and $125,000, respectively. In determining the amount of these bonuses, the Committee considered the additional responsibilities and projects assumed by the individuals, their performance in their roles, and their overall cash compensation. These amounts were in addition to incentives paid pursuant to the 2006 Executive Officer Bonus Plan which provides variable compensation based primarily on financial performance. Based on the leadership and performance demonstrated in 2006 in new roles assumed by the individuals or in managing additional projects and responsibilities undertaken during the year, it was determined that discretionary bonuses be awarded to these individuals in recognition of those contributions in addition to amounts earned based on financial performance. In addition, in May 2006, Ms. Perdikou was promoted from acting General Manager to Executive Vice President Infrastructure Products Group and General Manager, Service Provider Business Team. However, due to the stock option pricing investigation being conducted by the Company, the Company did not grant her any stock options associated with that promotion until some time after the completion of the investigation. In recognition of Ms. Perdikou’s service in the role for seven months without having received any equity awards in connection with this promotion, the Company approved in December 2006 a special cash bonus of $175,000.

(21)	Consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $12,492 in deemed compensation for attendance at a Company-sponsored recognition event, $7,500 paid by the Company under its Executive Wellness Program and $5,125 in matching contributions paid under the Company’s 401(k) plan.

(22)	Amounts reflect $61,391 paid in relation to a stock option exercise price adjustment for Ms. Perdikou on May 1, 2007, costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums and $1,258 in matching contributions paid under the Company’s 401(k) plan.

(23)	Amounts reflect payment of cash bonus for the Company’s patent filing rewards program.

(24)	Consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums and $5,125 in matching contributions paid under the Company’s 401(k) plan.

(25)	Consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums and $3,594 in matching contributions paid under the Company’s 401(k) plan.

Grants of Plan Based Awards for Fiscal 2008

The following table shows all plan-based awards granted to our named executive officers during 2008. The option awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2008 Year-End Table on the following page.

Grants of Plan-Based Awards for Fiscal 2008

								All Other	All Other
								Stock	Option	Exercise	Grant
								Awards:	Awards:	or Base	Date Fair
		Estimated Future Payouts Under						Number of	Number	Price of	Value
		Non-Equity Incentive Plan			Estimated Future Payouts Under			Shares	of	Option	of Stock
		Awards(1)			Equity Incentive Plan Awards(2)			of Stock	Securities	Awards	and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Underlying Options	($/sh)	Awards(3)

Scott Kriens	3/21/2008	$0	$1,050,000	$1,890,000
	3/21/2008				0	70,000	140,000				$3,522,400
	3/21/2008								180,000	$25.16	$1,639,278
Kevin Johnson	9/19/2008	$0	$400,000	$720,000
	9/19/2008				0	335,000	670,000				$18,023,000
	9/19/2008								1,400,000	$26.90	$13,967,940
	9/19/2008								200,000	$26.90	$1,995,420
Robyn Denholm	3/21/2008	$0	$500,000	$900,000
	3/21/2008				0	25,000	50,000				$1,258,000
	3/21/2008								65,000	$25.16	$591,962
Mark Bauhaus	3/21/2008	$0	$267,750	$481,950
	3/21/2008				0	25,000	50,000				$1,258,000
	3/21/2008							30,000			$754,800
	3/21/2008								65,000	$25.16	$591,962
Edward Minshull	3/21/2008	$0	$460,000	$828,000
	3/21/2008				0	25,000	50,000				$1,258,000
	3/21/2008								65,000	$25.16	$591,962
Kim Perdikou	3/21/2008	$0	$271,688	$489,037
	3/21/2008				0	25,000	50,000				$1,258,000
	3/21/2008								65,000	$25.16	$591,962
Pradeep Sindhu	3/21/2008	$0	$297,563	$535,613
	3/21/2008				0	25,000	50,000				$1,258,000
	3/21/2008								65,000	$25.16	$591,962

(1)	Amounts reflect potential cash bonuses payable under the Company’s 2008 annual cash incentive program described in “Compensation Discussion and Analysis” above. Actual payment amounts pursuant to the 2008 annual cash incentive program for Mr. Kriens, Mr. Johnson, Ms. Denholm, Mr. Bauhaus, Mr. Minshull, Ms. Perdikou, and Dr. Sindhu were $903,000, $344,000, $430,000, $182,070, $0, $239,085, and $255,904, respectively.

(2)	Amounts reflect shares subject to performance share awards issuable under the Company’s 2008 Long Term Equity Incentive Program described in “Compensation Discussion and Analysis” above.

(3)	Represents an aggregate grant date fair value computed in accordance with FAS 123R of each equity award granted in 2008 including the maximum shares issuable for the 2008 performance share awards, restricted stock units and non-qualified stock options.

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table shows all outstanding equity awards held by our named executive officers at December 31, 2008.

Outstanding Equity Awards at Fiscal 2008 Year-End

	Option Awards						Stock Awards
				Equity					Equity
				Incentive					Incentive Plan
				Plan					Awards:		Equity Incentive
				Awards:				Market	Number of		Plan Awards:
	Number of	Number of		Number of			Number of	Value of	Unearned		Market or Payout
	Securities	Securities		Securities			Shares or	Shares or	Shares, Units		Value of Unearned
	Underlying	Underlying		Underlying	Option		Units of	Units of	or Other		Shares, Units or
	Unexercised	Unexercised		Unexercised	Exercise	Option	Stock That	Stock That	Rights That		Other Rights That
	Options (#)	Options (#)		Unearned	Price	Expiration	Have Not	Have Not	Have Not		Have Not Vested
Name	Exercisable	Unexercisable		Options (#)	($)	Date	Vested (#)	Vested ($)	Vested (#)		($)(14)

Scott Kriens	2,200,000				10.31	05/28/2012
	550,000				5.69	07/01/2012
	800,000			—	15.00	09/26/2013	—	—
	750,000				28.17	01/29/2014
	533,645	11,355	(1)		22.59	04/29/2015
	74,999	25,001	(2)		22.59	04/29/2015
	131,041	53,959	(3)		18.96	02/08/2013
	104,063	80,937	(4)		18.31	03/09/2014
	0	180,000	(5)		25.16	03/21/2015
									170,666	(12)	$2,988,362
									14,000		$245,140
									140,000	(13)	$2,451,400
Kevin Johnson	1,400,000	0	(6)		26.90	9/19/2015
	200,000	0	(7)		26.90	9/19/2015
									670,000	(13)	$11,731,700
Robyn Denholm	83,333	166,667	(8)		31.61	8/14/2014
	0	65,000	(5)		25.16	3/21/2015			45,000		$787,950
									50,000	(13)	$875,500
Mark Bauhaus	62,500	137,500	(9)		36.61	9/28/2014
	0	65,000	(5)		25.16	3/21/2015			40,000		$700,400
									50,000	(13)	$875,500
									30,000		$525,300
Edward Minshull	—	—			—	—			—		—
Kim Perdikou	3,938				10.31	05/28/2012
	26,563				7.70	07/01/2012
	12,500				8.46	03/12/2013	—	—
	58,125				15.00	09/26/2013
	90,000				24.14	09/17/2014
	32,083	2,917	(3)		18.96	02/08/2013
	92,083	37,917	(10)		18.96	02/08/2013
	137,500	162,500	(11)		18.53	02/27/2014
	30,625	39,375	(4)		18.31	03/09/2014
	0	65,000	(5)		25.16	03/21/2015
									60,000		$1,050,600
									3,500		$61,285
									56,320	(12)	$986,163
									50,000	(13)	$875,500
Pradeep Sindhu	1,080,000				47.833	10/04/2009	—	—
	100,000				10.31	05/28/2012
	300,000				5.69	07/01/2012
	300,000				15.00	09/26/2013
	200,000				28.17	01/29/2014
	52,499	17,501	(1)		22.59	04/29/2015
	107,708	2,292	(2)		22.59	04/29/2015
	49,583	20,417	(3)		18.96	02/08/2013
	30,625	39,375	(4)		18.31	03/09/2014
	0	65,000	(5)		25.16	03/21/2015
									56,320	(12)	$986,163
									4,620		$80,896
									50,000	(13)	$875,500

(1)	The option was granted on 4/29/2005. The shares became exercisable as to 25% of the shares on 1/1/2006 and vest monthly thereafter to be fully vested on 1/1/2009 assuming continued employment with Juniper Networks.

(2)	The option was granted on 4/29/2005. The shares became exercisable as to 1/48th of the shares on 1/1/2006 and vest monthly thereafter to be fully vested on 1/1/2010 assuming continued employment with Juniper Networks.

(3)	The option was granted on 2/8/2006. The shares became exercisable as to 25% of the shares on 2/8/2007 and vest monthly thereafter to be fully vested on 2/8/2010 assuming continued employment with Juniper Networks.

(4)	The option was granted on 3/9/2007. The shares became exercisable as to 25% of the shares on 3/9/2008 and vest monthly thereafter to be fully vested on 3/9/2011 assuming continued employment with Juniper Networks.

(5)	The option was granted on 3/21/2008. The shares become exercisable as to 25% of the shares on 3/21/2009 and vest monthly thereafter to be fully vested on 3/21/2012 assuming continued employment with Juniper Networks.

(6)	The option was granted on 9/19/2008. The shares become exercisable as to 25% of the shares on 9/19/2009 and vest monthly thereafter to be fully vested on 9/19/2012 assuming continued employment with Juniper Networks.

(7)	The option was granted on 9/19/2008. The shares become exercisable as to 25% of the shares on 3/1/2010 and vest monthly thereafter to be fully vested on 3/1/2013 assuming continued employment with Juniper Networks.

(8)	The option was granted on 8/14/2007. The shares became exercisable as to 25% of the shares on 8/14/2008 and vest monthly thereafter to be fully vested on 08/14/2011 assuming continued employment with Juniper Networks.

(9)	The option was granted on 9/28/2007. The shares became exercisable as to 25% of the shares on 9/28/2008 and vest monthly thereafter to be fully vested on 9/28/2011 assuming continued employment with Juniper Networks.

(10)	The option was granted on 2/8/2006. 7,292 of the shares became exercisable as of 2/8/2006 and vest monthly thereafter to be fully vested on 04/01/2009 assuming continued employment with Juniper Networks.

(11)	The option was granted on 2/27/2007. The shares became exercisable as to 25% of the shares on 2/27/2008 and vest monthly thereafter to be fully vested on 2/27/2011 assuming continued employment with Juniper Networks.

(12)	Represents maximum shares issuable under performance share award granted in 2007.

(13)	Represents maximum shares issuable under performance share award granted in 2008.

(14)	The market value of the Stock Awards is based on the closing market price of our common stock as of December 31, 2008, which was $17.51.

Option Exercises and Stock Vested For Fiscal 2008

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by our named executive officers during 2008.

Option Exercises and Stock Vested For Fiscal 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting

Scott Kriens	—	$—	42,000	$1,230,180
Kevin Johnson	—	$—	—	$—
Robyn Denholm	—	$—	—	$—
Mark Bauhaus	—	$—	—	$—
Edward Minshull	197,729	$1,141,832	83,391	$2,126,222
Kim Perdikou	—	$—	30,500	$929,945
Pradeep Sindhu	—	$—	13,860	$405,959

Non-Qualified Deferred Compensation Table

The following table shows data with respect to named executive officer participation in the Company’s Deferred Compensation Plan during fiscal 2008. The Company does not make any contributions on behalf of its executive officers in the Deferred Compensation Plan.

Non-Qualified Deferred Compensation Table for Fiscal 2008

		Aggregate		Aggregate
	Executive	Earnings	Aggregate	Balance at
	Contributions	(Loss)	Withdrawals/	December 31,
	in 2008	in 2008	Distributions	2008
Name	($)	($)	($)	($)

Scott Kriens	—	—	—	—
Kevin Johnson	—	—	—	—
Robyn Denholm	—	—	—	—
Mark Bauhaus	$17,850	$(2,723)	—	$15,027
Edward Minshull	—	—	—	—
Kim Perdikou	$54,338	$(8,531)	—	$45,807
Pradeep Sindhu	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 about our common stock that may be issued under the Company’s prior and existing equity compensation plans, including option plans and employee stock purchase plans. The table does not include information with respect to shares subject to outstanding options assumed by the Company in connection with acquisitions of the companies that originally granted those options. Footnote (6) to the table sets forth the total number of shares of the Company’s common stock issuable upon exercise of assumed options as of December 31, 2008, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	Number of		Weighted-	Number of Securities
	Securities to be		Average	Remaining Available for
	Issued Upon		Exercise	Future Issuance Under
	Exercise of		Price of	Equity Compensation Plans
	Outstanding		Outstanding	(Excluding Securities Reflected
Plan Category	Options(3)		Options	in the First Column)

Equity compensation plans approved by security holders(1)	61,124,837	(4)	$22.73	52,894,227(5)
Equity compensation plans not approved by security holders(2)	9,870,118		$16.80	0

Total	70,994,955		$21.90	52,894,227

(1)	Includes the 2006 Equity Incentive Plan (the “2006 Plan”), Amended and Restated 1996 Stock Plan (the “1996 Plan”), the 1999 Employee Stock Purchase Plan (the “1999 Purchase Plan”) and the 2008 Employee Stock Purchase Plan. Effective May 18, 2006, additional equity awards under the 1996 Plan have been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 1996 Plan that were not subject to outstanding awards as of May 18, 2006, were canceled on May 18, 2006. The 1996 Plan will remain in effect as to outstanding equity awards granted under the plan prior to May 18, 2006.

(2)	Includes the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”). No options issued under this Plan are held by any directors or executive officers. Effective May 18, 2006, additional equity awards under the 2000 Plan have been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 2000 Plan that were not subject to outstanding awards as of May 18, 2006, were canceled on May 18, 2006. The 2000 Plan will remain in effect as to outstanding equity awards granted under the plan prior to May 18, 2006.

(3)	Excludes 6,681,417 shares subject to restricted stock units outstanding as of December 31, 2008 that were issued under the 1996 Plan and 2006 Plan.

(4)	Excludes purchase rights accruing under the 1999 Purchase Plan and 2008 Purchase Plan, which had a remaining stockholder-approved reserves of 12,305,155 shares and 12,000,000 shares, respectively as of December 31, 2008. The 1999 Purchase Plan was terminated immediately following the conclusion of the offering period ending January 30, 2009, and the remaining shares reserved for issuance thereunder are no longer available for issuance. The 1999 Purchase Plan was replaced by the 2008 Employee Stock Purchase Plan (the “2008 Purchase Plan”) for the offering period beginning on February 2, 2009.

(5)	Consists of shares available for future issuance under the 2006 Plan, the 1999 Purchase Plan and the 2008 Purchase Plan. As of December 31, 2008, an aggregate of 28,589,072, 12,305,155 and 12,000,000 shares of common stock were available for issuance under the 2006 Plan, the 1999 Purchase Plan and the 2008 Purchase Plan respectively. Under the terms of the 2006 Plan, any shares subject to any options under the Company’s 2000 Plan and 1996 Plan that are outstanding on May 18, 2006, and that subsequently expire unexercised, up to a maximum of an additional 75,000,000 shares will become available for issuance under the 2006 Plan.

(6)	As of December 31, 2008, a total of 2,642,278 shares of the Company’s common stock were issuable upon exercise of outstanding options under plans assumed in connection with acquisitions. The weighted average exercise price of those outstanding options is $11.41 per share. No additional options may be granted under those assumed plans.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the fiscal year ending December 31, 2009. Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Juniper Networks for Ernst & Young LLP

Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two years are approximately:

	2008	2007

Audit fees	$3,438,000	$3,407,000
Audit-related fees	954,000	692,000
Tax fees	50,000	248,000
All other fees	—	—

Total	$4,442,000	$4,347,000

Audit fees are for professional services rendered in connection with the audit of the Company’s annual financial statements and the review of its quarterly financial statements. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, and are not reported under “Audit Fees”. These services include accounting consultations in connection with transactions, attest services that are required by statute or regulation, and consultations concerning financial accounting and reporting standards. Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has delegated such pre-approval authority to the chairman of the committee. The Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2008.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including establishing and maintaining adequate internal control over the Company’s financial reporting. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 11 meetings during fiscal year 2008.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

3. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526 (Rule 3526, “Communications with Audit Committees Concerning Independence”) and has discussed with the Company’s independent registered public accounting firm its independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements for the fiscal year ended December 31, 2008 be included in Juniper Networks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Robert M. Calderoni (Chairman)
William F. Meehan (member since March 10, 2009)
Stratton Sclavos
William R. Stensrud (member until March 10, 2009)

Directions to Juniper Networks, Inc.

1220 N. Mathilda Avenue
Building 3, Pacific Conference Room
Sunnyvale, CA 94089

From San Francisco Airport:

•	Travel south on Highway 101.

•	Exit Highway 237 east in Sunnyvale.

•	Exit Mathilda and turn left onto Mathilda Avenue.

•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

From San Jose Airport and points south:

•	Travel north on Highway 101 to Mathilda Avenue in Sunnyvale.

•	Exit Mathilda Avenue north.

•	Continue on Mathilda past Highway 237 and Lockheed Martin Avenue.

•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

From Oakland Airport and the East Bay:

•	Travel south on Interstate 880 until you get to Milpitas.

•	Turn right on Highway 237 west.

•	Continue approximately 10 miles.

•	Exit Mathilda Avenue and turn right at the stoplight.

•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

Appendix A

JUNIPER NETWORKS, INC.

2006 EQUITY INCENTIVE PLAN

As amended February 11, 2009

1. Purposes of the Plan.  The purposes of this Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers and Outside Directors and to promote the success of the Company’s business.

Awards to Service Providers granted hereunder may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units or Dividend Equivalents, at the discretion of the Administrator and as reflected in the terms of the written option agreement. This Equity Incentive Plan also provides for the automatic, non-discretionary award of Nonstatutory Stock Options to Outside Directors.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” shall mean the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Annual Revenue” shall mean the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

(c) “Applicable Laws” shall mean the legal requirements relating to the administration of equity incentive plans under California corporate and securities laws and the Code.

(d) “Award” shall mean, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units or Dividend Equivalents.

(e) “Award Agreement” shall mean the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” shall mean the Common Stock subject to an Award.

(g) “Board” shall mean the Board of Directors of the Company.

(h) “Cash Position” shall mean the Company’s level of cash and cash equivalents.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(j) “Common Stock” shall mean the Common Stock of the Company.

(k) “Committee” shall mean the Committee appointed by the Board of Directors or a sub-committee appointed by the Board’s designated committee in accordance with Section 4(a) of the Plan, if one is appointed.

(l) “Company” shall mean Juniper Networks, Inc.

(m) “Consultant” shall mean any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Outside Directors, unless such Outside Directors are compensated for services to the Company other than through payment of director’s fees and Option grants under Section 11 hereof.

(n) “Continuous Status as a Director” means that the Director relationship is not interrupted or terminated.

(o) “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 16.

(p) “Director” shall mean a member of the Board.

(q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r) “Dividend Equivalent” shall mean a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

(s) “Employee” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(t) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange, as reported in the Wall Street Journal on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day;

(ii) If there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices, or closing price in the event quotations for the Common Stock are reported on the National Market System, of the Common Stock on the date of determination, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(v) “Fiscal Year” shall mean a fiscal year of the Company.

(w) “Full Value Award” shall mean a grant of Restricted Stock, a Restricted Stock Unit, a Performance Share or a Deferred Stock Unit hereunder.

(x) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

(z) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” shall mean a stock option granted pursuant to the Plan.

(bb) “Optioned Stock” shall mean the Common Stock subject to an Option.

(cc) “Outside Director” means a Director who is not an Employee or Consultant.

(dd) “Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee) “Participant” shall mean an Employee or Consultant who receives an Award.

(ff) “Performance Goals” shall mean the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) revenue growth, (v) contribution margin, (vi) gross margin, (vii) operating margin (viii) operating expenses or operating expenses as a percentage of revenue, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per share, (xi) operating income, (xii) net income, (xiii) stock price, (xiv) return on equity, (xv) total stockholder return, (xvi) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xvii) return on capital, (xviii) return on assets or net assets, (xix) return on investment, (xx) economic value added, (xxi) operating profit or net operating profit, (xxii) operating margin, (xxiii) market share, (xxiv) contract awards or backlog, (xxv) overhead or other expense reduction, (xxvi) credit rating, (xxvii) objective customer indicators, (xxviii) new product invention or innovation, (xxix) attainment of research and development milestones, (xxx) improvements in productivity, (xxxi) attainment of objective operating goals, and (xxxii) objective employee metrics. The Performance Goals may differ from Participant to Participant and from Award to Award. In particular, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude (a) any extraordinary non-recurring items, (b) the affect of any merger, acquisition, or other business combination or divestiture or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’, region’s, affiliate’s or business segment’s reported results.

(gg) “Performance Share” shall mean a performance share Award granted to a Participant pursuant to Section 14.

(hh) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 15.

(ii) “Plan” shall mean this 2006 Equity Incentive Plan, as amended.

(jj) “Plan Minimum Vesting Requirements” shall mean the minimum vesting requirements for Full Value Awards under Plan Section 4(b)(vi) hereunder.

(kk) “Restricted Stock” shall mean a restricted stock Award granted to a Participant pursuant to Section 11.

(ll) “Restricted Stock Unit” shall mean a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 13. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(mm) “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(nn) “Section 16(b)” shall mean Section 16(b) of the Exchange Act.

(oo) “Service Provider” means an Employee or Consultant.

(pp) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 21 of the Plan.

(qq) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted pursuant to Section 9 below.

(rr) “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.  Subject to the provisions of Section 21 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 64,500,000 shares of Common Stock plus any Shares subject to any options under the Company’s 2000 Nonstatutory Stock Option Plan and 1996 Stock Incentive Plan that are outstanding on the date this Plan becomes effective and that subsequently expire unexercised, up to a maximum of an additional 75,000,000 Shares. All of the shares issuable under the Plan may be authorized, but unissued, or reacquired Common Stock.

Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Performance Shares, Restricted Stock or Restricted Stock Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two and one-tenth Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two and one-tenth Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with two and one-tenth Shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Restricted Stock Units, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the numerical limits of Section 3 above, as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise (i.e., shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Any payout of Dividend Equivalents or Performance Units, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents or Performance Units shall not increase the number of Shares available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  If permitted by Applicable Laws, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Administration With Respect to Officers Subject to Section 16(b).  With respect to Option grants made to Employees who are also Officers subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3.

(iv) Administration With Respect to Other Persons.  With respect to Award grants made to Employees or Consultants who are not Officers of the Company, the Plan shall be administered by (A) the Board, (B) a committee designated by the Board, or (C) a sub-committee designated by the designated committee, which committee or sub-committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies

(however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(v) Administration With Respect to Automatic Grants to Outside Directors.  Automatic Grants to Outside Directors shall be pursuant to a non-discretionary formula as set forth in Section 11 hereof and therefore shall not be subject to any discretionary administration.

(b) Powers of the Administrator.  Subject to the provisions of the Plan (including the non-discretionary automatic grant to Outside Director provisions of Section 11), and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value in accordance with Section 2(v) of the Plan;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards vest or may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions (subject to compliance with applicable laws, including Code Section 409A), and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; provided, however, that with respect to Full Value Awards vesting solely based on continuing as a Service Provider, they will vest in full no earlier (except if accelerated pursuant to Section 21 hereof or pursuant to change of control severance agreements entered into by and between the Company and any Service Provider) than the three (3) year anniversary of the grant date; provided, further, that if vesting is not solely based on continuing as a Service Provider, they will vest in full no earlier (except if accelerated pursuant to Section 21 hereof or pursuant to change of control severance agreements entered into by and between the Company and any Service Provider) than the one (1) year anniversary of the grant date;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix) to modify or amend each Award (subject to Section 7 and Section 24(c) of the Plan);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to determine whether Awards will be adjusted for Dividend Equivalents and whether such Dividend Equivalents shall be subject to vesting; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

(d) Exception to Plan Minimum Vesting Requirements.

(i) Full Value Awards that result in issuing up to 5% of the maximum aggregate number of shares of Stock authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more employees or Non-employee Directors without respect to the Plan Minimum Vesting Requirements.

(ii) All Full Value Awards that have their vesting discretionarily accelerated, and all Options and SARs that have their vesting discretionarily accelerated 100%, other than, in either case, pursuant to (A) a merger or asset sale transaction described in Section 21(c) hereof (including vesting acceleration in connection with employment termination following such event), (B) a Participant’s death, or (C) a Participant’s Disability, are subject to the 5% Limit.

(iii) Notwithstanding the foregoing, the Administrator may accelerate the vesting of Full Value Awards such that the Plan Minimum Vesting Requirements are still satisfied, without such vesting acceleration counting toward the 5% Limit.

(iv) The 5% Limit applies in the aggregate to Full Value Award grants that do not satisfy Plan minimum vesting requirements and to the discretionary vesting acceleration of Awards.

5. Eligibility.  Awards may be granted only to Service Providers. Incentive Stock Options may be granted only to Employees. A Service Provider who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards. Outside Directors may only be granted Awards as specified in Section 11 hereof.

6. Code Section 162(m) Provisions.

(a) Option and SAR Annual Share Limit.  Subject to Section 7 below, no Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 2,000,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(b) Restricted Stock, Performance Share and Restricted Stock Unit Annual Limit.  No Participant shall be granted, in any Fiscal Year, more than 1,000,000 Shares in the aggregate of the following: (i) Restricted Stock, (ii) Performance Shares, or (iii) Restricted Stock Units; provided, however, that such limit shall be 2,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(c) Performance Units Annual Limit.  No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $2,000,000, provided, however, that such limit shall be $4,000,000 in the Participant’s first Fiscal Year of Company service.

(d) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(e) Changes in Capitalization.  The numerical limitations in Sections 6(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16(a).

7. No Repricing.  The exercise price for an Option or SAR may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option or SAR as well as an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award. If an Option or SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or SAR as well as any replacement Option or SAR will be counted against the limits set forth in section 6(a) above. Moreover, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

8. Stock Options.

(a) Type of Option.  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s incentive stock options granted by the Company, any Parent or Subsidiary, that become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 8(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b) Term of Option.  The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be seven (7) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

(c) Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(A) In the case of an Incentive Stock Option

(1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) Except with respect to automatic stock option grants to Outside Directors, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash; check; delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale proceeds required; or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Law.

9. Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(a) hereof, the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and other Terms.  The per share exercise price for the Shares to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than seven(=7) years from the date of grant.

(c) Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR.  At the discretion of the Administrator, but only as specified in the Award Agreement, payment for a SAR may be in cash, Shares or a combination thereof. If the Award Agreement is silent as to the form of payment, payment of the SAR may only be in Shares.

(e) SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, whether it may be settled in cash, Shares or a combination thereof, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

10. Exercise of Option or SAR.

(a) Procedure for Exercise; Rights as a Shareholder.  Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option or SAR may not be exercised for a fraction of a Share.

An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and, with respect to Options only, full payment for the Shares with respect to which the Option is exercised has been received by the Company. With respect to Options only, full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(d) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 21 of the Plan.

(b) Termination of Status as a Service Provider.  If an Employee or Consultant ceases to serve as a Service Provider, he or she may, but only within 90 days (or such other period of time as is determined by the Administrator and as set forth in the Option or SAR Agreement) after the date he or she ceases to be a Service Provider, exercise his or her Option or SAR to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option or SAR at the date of such termination, or if he or she does not exercise such Option or SAR (which he or she was entitled to exercise) within the time specified herein, the Option or SAR shall terminate.

(c) Disability.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR within such period of time as is specified in the Award Agreement to the extent the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option or SAR, the Shares covered by the unvested portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or SAR within the time specified herein, the Option shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

(d) Death of Participant.  If a Participant dies while a Service Provider, the Option or SAR may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the option be exercised later than the expiration of the term set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option or SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option or SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for twelve (12) months following Participant’s death. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

11. Automatic Stock Option Grants to Outside Directors.

(a) Procedure for Grants.  All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or Restricted Stock Units or to determine the number of Shares to be covered by Options or Restricted Stock Units granted to Outside Directors.

(ii) Each Outside Director shall be automatically granted an Option to purchase 50,000 Shares (the “First Option”) upon the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

(iii) At each of the Company’s annual stockholder meetings (A) each Outside Director who was an Outside Director on the date of the prior year’s annual stockholder meeting shall be automatically granted Restricted Stock Units for a number of Shares equal to the Annual Value, and (B) each Outside Director who was not an Outside Director on the date of the prior year’s annual stockholder meeting shall receive a Restricted Stock Unit for a number of Shares determined by multiplying the Annual Value by a fraction, the numerator of which is the number of days since the Outside Director received their First Option, and the denominator of which is 365, rounded down to the nearest whole Share. Each award specified in A and B are generically referred to as an “Annual Award”. The Annual Value means the number equal to $125,000 divided by the average daily closing price over the six month period ending on the last day of the fiscal year preceding the date of grant (for example, the period from July 1, 2008 — December 31, 2008 for Annual Awards granted in May 2009).

(iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that an automatic grant hereunder would cause the number of Shares subject to outstanding Options and Restricted Stock Units plus the number of Shares previously purchased upon exercise of Options or issued upon vesting of Restricted Stock Units to exceed the number of Shares available for issuance under the Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan.

(v) The terms of an Option granted hereunder shall be as follows:

(A) the term of the Option shall be seven (7) years.

(B) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in subsection (c) hereof.

(C) the exercise price per Share shall be 100% of the Fair Market Value on the date of grant of the Option.

(D) the First Option shall vest and become exercisable as to 1/36th of the covered Shares each month following the grant date, with the last 1/36th vesting on the day prior to the Company’s annual stockholder meeting in the third calendar year following the date of grant, so as to become 100% vested on the approximately three-year anniversary of the grant date, subject to the Participant maintaining Continuous Status as a Director on each vesting date.

(E) the Annual Award shall become 100% vested on the one year anniversary of the grant date, subject to the Participant maintaining Continuous Status as a Director on each vesting date.

(b) Consideration for Exercising Outside Director Stock Options.  The consideration to be paid for the Shares to be issued upon exercise of an automatic Outside Director Option shall consist entirely of cash, check, and to the extent permitted by Applicable Laws, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price, or any combination of such methods of payment.

(c) Post-Directorship Exercisability.  If an Outside Director ceases to serve as a Director, (including pursuant to his or her death or Disability) he or she may, but only within 90 days, after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise an Option at the date of such termination, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

12. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

(b) Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan; provided that Restricted Stock may only be issued in the form of Shares. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Restricted Stock Award Agreement.  Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than seven (7) years following the date of grant.

13. Restricted Stock Units.

(a) Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 6(b) hereof, may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms.  The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment.  Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, but only as specified in the Award Agreement, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. If the Award Agreement is silent as to the form of payment, payment of the Restricted Stock Units may only be in Shares.

(e) Cancellation.  On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

14. Performance Shares.

(a) Grant of Performance Shares.  Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b) Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Performance Share Award Agreement.  Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

15. Performance Units.

(a) Grant of Performance Units.  Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Number of Performance Units.  Subject to Section 6(c) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

(c) Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

(d) Performance Unit Award Agreement.  Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

16. Deferred Stock Units.

(a) Description.  Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

(b) 162(m) Limits.  Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 6 hereof.

17. Leaves of Absence.  If as a condition to be granted an unpaid leave of absence by the Company, a Participant agrees that vesting shall be suspended during all or a portion of such leave of absence, (except as otherwise required by Applicable Laws) vesting of Awards granted hereunder shall cease during such agreed upon portion of the unpaid leave of absence and shall only recommence upon return to active service.

18. Part-Time Service.  Unless otherwise required by Applicable Laws, if as a condition to being permitted to work on a less than full-time basis, the Participant agrees that any service-based vesting of Awards granted hereunder shall be extended on a proportionate basis in connection with such transition to a less than a full-time basis, vesting shall be adjusted in accordance with such agreement. Such vesting shall be proportionately re-adjusted prospectively in the event that the Employee subsequently becomes regularly scheduled to work additional hours of service.

19. Non-Transferability of Awards.  Except as determined otherwise by the Administrator in its sole discretion (but never a transfer in exchange for value), Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant, without the prior written consent of the Administrator.

20. Stock Withholding to Satisfy Withholding Tax Obligations.  When a Participant incurs tax liability in connection with the exercise, vesting or payout, as applicable, of an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option or SAR or the Shares to be issued upon payout or vesting of the other Award, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(a) the election must be made on or prior to the applicable Tax Date; and

(b) all elections shall be subject to the consent or disapproval of the Administrator.

In the event the election to have Shares subject to an Award withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or SAR is exercised or other Award is vested but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

21. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, the annual share limitations under Sections 6(a) and (b) hereof, and the number of Shares subject to ongoing automatic First Option and Annual Award grants to Outside Directors under Section 11 hereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common

Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion (but not with respect to Options granted to Outside Directors) may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) Stock Options and SARs.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or asset sale, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. With respect to Options granted to Outside Directors, in the event that the Outside Director is required to terminate his or her position as an Outside Director at the request of the acquiring entity within 12 months following such merger or asset sale, each outstanding Option held by such Outside Director shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

(ii) Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Deferred Stock Units and Dividend Equivalents.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent) shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent) substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent), the Participant shall fully vest in the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent), including as to Shares (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent) shall be considered assumed if, following the merger or asset sale, the award confers the right to purchase or receive, for each Share (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of the Company’s common stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or asset sale is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award (other than Dividend Equivalents and Performance Units) to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of the Company’s common stock in the merger or asset sale.

22. Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

23. Term of Plan.  The Plan shall continue in effect until March 1, 2016 .

24. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

25. Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise or payout, as applicable, of an Award, the Company may require the person exercising such Option or SAR, or in the case of another Award (other than a Dividend Equivalent or Performance Unit), the person receiving the Shares upon vesting, to render to the Company a written statement containing such representations and warranties as, in the opinion of counsel for the Company, may be required to ensure compliance with any of the aforementioned relevant provisions of law, including a representation that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required.

26. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

JUNIPER NETWORKS, INC. 1194 N. MATHILDA AVENUE SUNNYVALE, CA 94089
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M13581-P75831
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JUNIPER NETWORKS, INC.
The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.
1. Election of Class I Directors:
01) Scott Kriens
02) Stratton Sclavos
03) William R. Stensrud
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To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
2. Approval of: (i) the proposed amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), and (ii) the material terms of the 2006 Plan for purposes of complying with Internal Revenue Code Section 162(m).
3. Ratification of Ernst & Young LLP, an independent registered public accounting firm, as auditors.
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Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Our Annual Report on Form 10-K are available at www.proxyvote.com.
M13582-P75831
JUNIPER NETWORKS, INC.
2009 ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 28, 2009 9:00 a.m. Pacific Time
Juniper Networks, Inc. 1220 N. Mathilda Ave.
Building 3, Pacific Conference Room Sunnyvale, CA 94089
Juniper Networks, Inc. Mailing Address: 1194 N. Mathilda Avenue, Sunnyvale, CA 94089 Proxy
This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 28, 2009.
If no choice is specified, the proxy will be voted ''FOR’’ Items 1, 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint(s) Robyn M. Denholm and Mitchell Gaynor, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
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